As  filed  with  the  Securities  and  Exchange  Commission on February 27, 2004

Registration  No.  _____________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 COMPUMED, INC.
                 (Name of small business issuer in its charter)

             Delaware                    7374                   95-2860434
  State  of  other  jurisdiction    (Primary  Standard      (IRS  Employer
     of  incorporation)                Industrial        Identification  Number)
                             Classification  Code  Number)


                       5777 WEST CENTURY BLVD., SUITE 1285
                              LOS ANGELES, CA 90045
                                  (310) 258-5000
          (Address and telephone number of principal executive offices)

                       5777 WEST CENTURY BLVD., SUITE 1285
                              LOS ANGELES, CA 90045
(Address of principal place of business or intended principal place of business)

                               JOHN G.  MCLAUGHLIN
                    PRESIDENT  AND CHIEF  EXECUTIVE  OFFICER
                       5777 WEST CENTURY BLVD., SUITE 1285
                              LOS ANGELES, CA 90045
                                  (310) 258-5000
            (Name, address and telephone number of agent for service)

                          Copies of communications to:

                                   AMY TROMBLY
                                 80 DORCAR ROAD
                                NEWTON, MA  02459
                                 (617) 243-0850

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE




                                                                               Proposed
Title of each class of                                   Proposed maximum      maximum          Amount of
securities to be                          Amount to be   offering price per    Aggregate        registration fee
 registered                               registered(1)  security(2)           offering price
----------------------------------------  -------------  --------------------  ---------------  -----------------

Common Stock, par value $.0001 per share     10,000,000  $               0.30  $     3,000,000  $          380.10
----------------------------------------  -------------  --------------------  ---------------  -----------------


(1)  Pursuant  to  Rule  416(a)  of  the Securities Act of 1933, as amended, this registration statement shall be deemed  to  cover  additional  securities  that may be offered or issued to prevent dilution resulting from stock splits,  stock  dividends  or  similar  transactions.

(2)  Estimated  solely  for  the purpose of computing the amount of the registration fee pursuant to Rule 457(c).
For the purposes of this table, we have used the average of the closing bid and ask prices of the Common Stock as traded  in  the  over  the counter market and reported on the OTC Electronic Bulletin Board on February 20, 2004.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS

                                 COMPUMED, INC.

This prospectus relates to the sale of up to 10,000,000 shares of our common stock by a stockholder. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with Dutchess Private Equities Fund, L.P., which permits us to "put" up to $5 million in shares of Common Stock to Dutchess Private Equities Fund. All costs associated with this registration will be borne by us.

The shares of Common Stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. Our Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol CMPD.OB. On February 20, 2004, the last reported sale price of our Common Stock was $0.30 per share.

Dutchess Private Equities Fund, LP and Charleston Capital Corporation are "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of common stock under the Investment Agreement. Dutchess will pay us 95% of the average of the three lowest closing bid price of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit.


                              ____________________


This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                             ______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


         Subject to Completion, The date of this Prospectus is February 27, 2004

                                TABLE OF CONTENTS

PROSPECTUS  SUMMARY                                                       4
RISK  FACTORS                                                             6
USE  OF  PROCEEDS                                                        10
DILUTION                                                                 11
CAPITALIZATION                                                           12
DIVIDEND  POLICY                                                         13
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL
CONDITION  AND  RESULTS  OF  OPERATIONS                                  13
DESCRIPTION  OF  BUSINESS                                                18
DESCRIPTION  OF  PROPERTY                                                27
MANAGEMENT                                                               27
EXECUTIVE  COMPENSATION                                                  28
RELATED  PARTY  TRANSACTIONS                                             32
MARKET  FOR  OUR  COMMON  STOCK                                          32
REPORTS  TO  SECURITYHOLDERS                                             33
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT    33
SELLING  STOCKHOLDERS                                                    34
DESCRIPTION  OF  SECURITIES                                              35
PLAN  OF  DISTRIBUTION                                                   35
LEGAL  PROCEEDINGS                                                       37
LEGAL  MATTERS                                                           37
EXPERTS                                                                  37
FINANCIAL  STATEMENTS                                                   F-1



                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT DECISION.

                                 COMPUMED, INC.

We are a healthcare informatics company that provides medical imaging software solutions and the remote interpretation of electrocardiograms . Our two main products are the OsteoGram (R) and CardioGram systems. The OsteoGram (R) is our proprietary image processing software that utilizes standard or digital x-rays of the hand to screen, diagnose and monitor osteoporosis, a disease that affects over an estimated 200 million people worldwide. The CardioGram consists of computer-aided telemedicine services that offer on-line interpretation of electrocardiograms to physicians and government and corporate healthcare providers. We incorporated in the State of Delaware on July 21, 1986.

Our  principal  executive  offices are located at 5777 West Century Blvd., Suite
1285,  Los  Angeles,  CA  90045.   Our  telephone  number  is  (310)  258-5000.

                                  THE OFFERING

This offering relates to the resale of 10,000,000 shares of our Common Stock by Dutchess Private Equities Fund, L.P who will become our stockholder.

We have entered into an Investment Agreement with Dutchess Private Equities Fund, also referred to as an Equity Line of Credit. That agreement provides that, following notice to Dutchess, we may put to Dutchess up to $5 million in shares of our Common Stock for a purchase price equal to 95% of the average of the three lowest closing bid prices on the Over-the-Counter Bulletin Board of our common stock during the five day period following that notice. The number of shares that we will be permitted to put pursuant to the Investment Agreement will be either: (A) two hundred percent of the average daily volume of our common stock for the ten trading days prior to the applicable put notice, multiplied by the average of the three daily closing best bid prices immediately preceding the day we issue the put, or (B) $25,000; provided that in no event will the put amount be more than $1,000,000 with respect to any single Put. In turn, Dutchess has indicated that it will resell our shares in the open market, resell our shares to other investors through negotiated transactions or hold our shares in its portfolio. This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions.

            OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE

The  following  table  outlines  our  capital  stock  as  of  January  31, 2004:


Common Stock outstanding
       Before the offering                                          17,951,034 shares(1)
       After the offering                                           27,951,034 shares(1)(2)


(1)  Assuming:

-    No  exercise  of  stock  options  outstanding.
-    No  conversion  of 300 shares of Class B Preferred Shares into 3,000 shares of  Common  Stock.
-    No  conversion  of 8,400 shares of Class A Preferred Shares into 4,200 shares of Common Stock.

(2) Assumes that we put 10,000,000 shares to Dutchess during the term of the Investment Agreement.


                                 USE OF PROCEEDS

We  will  not receive any proceeds from this offering.  We will receive proceeds
from  our  Investment  Agreement  with  Dutchess.   See  "Use  of  Proceeds."


                          SUMMARY FINANCIAL INFORMATION

The following summary financial information has been derived from our financial statements and should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this prospectus.




                                          For the      For the      For the          For the
                                          year ended   year ended   3 months ended   3 months ended
                                           30-Sep-03    30-Sep-02        31-Dec-03        31-Dec-02
                                                                        (unaudited)      (unaudited)
Statement of Operations Data
  Revenue. . . . . . . . . . . . . . . .   1,811,000    1,955,000          460,000          452,000
  Operating costs and expenses . . . . .   2,233,000    2,563,000          528,000          609,000
  Net loss . . . . . . . . . . . . . . .    (422,000)    (608,000)         (68,000)        (157,000)
  Loss per share . . . . . . . . . . . .       (0.02)       (0.03)           (0.00)           (0.01)
Weighted average # of shares outstanding  17,879,525   17,869,309       17,951,034       17,869,309

Balance Sheet Data
  Current assets . . . . . . . . . . . .     512,000      609,000          492,000          564,000
  Total assets . . . . . . . . . . . . .     780,000    1,067,000          710,000          972,000
  Total liabilities. . . . . . . . . . .     271,000      243,000          223,000          297,000
  Shareholders' equity . . . . . . . . .     509,000      817,000          487,000          670,000

                                  RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described below and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HAD LOSSES SINCE OUR INCEPTION AND EXPECT LOSSES TO CONTINUE IN THE FUTURE. WE MAY NEVER BECOME PROFITABLE.

We had a net loss of $375,000 for the year ended September 30, 2003 and a net loss of $494,000 for the year ended September 30, 2002. Our future operations may not be profitable if we are unable to develop our business. Revenues and profits, if any, will depend upon various factors, including whether we will be able to receive funding to develop and market new products or find additional businesses to operate and/or acquire. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on our business.

IF WE DO NOT CONTINUALLY ENHACE OUR PRODUCTS, OUR REVENUES WILL DECREASE SIGNIFICANTLY.

The market for our products is characterized by rapid and significant technological change, evolving industry standards and new product introductions. Our products require significant planning, design, development and testing, which may require significant capital commitments and investment. Our revenues are primarily generated from sales of our CardioGram services and our OsteoGram
(R) system. These devices may be rendered obsolete or inferior as a result of technological change, changing customer needs, new product introductions or other developments, each of which could significantly reduce our revenues. Our competitors could succeed in developing or marketing technologies and/or products that are superior to and/or more commercially attractive than ours. Our success will depend in part on our ability to improve and enhance our products in a timely manner. If we fail to enhance our products in a timely manner our revenues could decrease significantly.


IF WE LOSE ONE OF OUR MAJOR CUSTOMERS, WE MAY NOT BE ABLE TO REPLACE THEM AND OUR REVENUES COULD DECREASE SIGNIFICANTLY.

For the year ended September 30, 2003 two customers accounted for approximately 33% of our total accounts receivable. These customers may be difficult to replace if they were to discontinue using our services.


IF WE DO NOT COMPLY WITH REGULATORY AND LEGISLATIVE REQUIREMENTS, WE WILL NOT BE ABLE TO SELL OUR PRODUCTS WHICH WILL CAUSE OUR REVNUES TO DECLINE.

We must obtain certain approvals by and marketing clearances from governmental authorities, including the Food and Drug Administration, or the FDA, and similar health authorities in foreign countries to market and sell its products in those countries. The FDA regulates the marketing, manufacturing, labeling, packaging, advertising, sale and distribution of 'medical devices,' as do various foreign authorities in their respective jurisdictions. Such authorities currently regulate our products.

The FDA review process typically requires extended proceedings pertaining to the safety and efficacy of new products. Such proceedings, which must be completed prior to marketing a new medical device, are potentially expensive and time consuming. They may delay or hinder a product's timely entry into the marketplace. Moreover, the review or approval process for these products by the FDA or any other applicable governmental authorities may not occur in a timely fashion, if at all, or that additional regulations will not be adopted or current regulations amended in such a manner as will adversely affect us. The FDA also regulates the content of advertising and marketing materials relating to medical devices. Failure to comply with such regulations may result in a delay in obtaining approval for the marketing of such products or the withdrawal of such approval if previously obtained. International sales of our products are subject to the regulatory agency product registration requirements of each country in which our products are sold. The regulatory review process varies from country to country and may in some cases require the submission of clinical data. We typically rely on our distributors in foreign countries to obtain the required regulatory approvals.

IF WE DO NOT OBTAIN APPROVALS OR COMPLY WITH REQUIREMENTS ON A TIMELY BASIS, WE MAY NOT BE ABLE TO SELL OUR PRODUCTS.

Because a portion of our sales are outside the United States, we are subject to additional risks, including the devaluation of foreign currencies, instability in key geographic markets, tariffs and other trade barriers which are not within our control and could substantially increase our costs or limit our ability to sell our products.

Our international sales subject us to the risk of loss in the event of devaluation of foreign currencies in which sales are made between the time of contract and payment. We do not enter into currency hedging transactions. In addition, our international sales would be adversely affected by political, social or economic instability or the imposition of tariffs and other trade barriers in the geographic markets in which we sell our products.

                          Risks Related to Our Industry


WE FACE INTENSE COMPETITION IN OUR INDUSTRY AND IF WE CANNOT SUCCESSFULLY COMPETE, OUR REVENUES WILL DECLINE.

Competition relating to our current products is intense and includes various companies, both within and outside of the United States. Our competitors and potential competitors include large companies with substantially greater financial, sales and marketing, and technical resources, larger and more experienced research and development staffs, more extensive physical facilities and substantially greater experience in obtaining regulatory approvals and in marketing products than us. In addition, our competitors may be currently developing, or may attempt to develop, technologies and products that are more effective than those being developed by us or that would otherwise render our existing and new technology and products obsolete or uncompetitive. We may not be able to compete successfully. If we cannot compete successfully or the development by our competitors of technology and products that are more effective than those being developed by us would cause our revenues to decline.

IF THERE IS HEALTH CARE REFORM TO LIMIT COSTS, DEMAND FOR OUR PRODUCTS MAY DECREASE WHICH WOULD CAUSE OUR REVENUES TO DECREASE.

In recent years the United States Congress and state legislatures have considered various types of health care reform in order to control growing health care costs. We are unable to predict what legislative proposals will be adopted in the future, if any. Implementation of health care reform legislation that contains costs could limit the profits that can be made from our products. This could decrease demand for our products, which could in turn decrease the business opportunities available to us both in the United States and abroad.


                  RISKS RELATED TO THIS OFFERING AND OUR STOCK

"PENNY  STOCK"  RULES  MAY  MAKE  BUYING  OR  SELLING  OUR SECURITIES DIFFICULT.

Trading in our securities is subject to the Securities and Exchange Commission's "penny stock" rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SECURITIES PURSUANT TO OUR INVESTMENT AGREEMENT WITH DUTCHESS.

The sale of shares pursuant to our Investment Agreement with Dutchess will have a dilutive impact on our stockholders. As a result, our net income per share, if any, could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Dutchess to draw down on the full equity line with Dutchess. If our stock price decreases, then our existing stockholders would experience greater dilution.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK, WHICH MAY CAUSE OUR STOCK PRICE TO DECLINE.

The common stock to be issued under our agreement with Dutchess will be purchased at a 5% discount to the lowest closing bid price for the five days immediately following our notice to Dutchess of our election to exercise our put right. These discounted sales could cause the price of our Common Stock to decline and you may not be able to sell our stock for more than you paid for it.

OUR SECURITIES HAVE BEEN THINLY TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD, WHICH MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

Our securities are quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WITH DUTCHESS WHEN NEEDED.

We will depend on external financing to fund our planned expansion. We expect that these financing needs will be primarily met by our agreement with Dutchess. However, due to the terms of the Investment Agreement, this financing may not be available in sufficient amounts or at all when needed. As a result, we may not be able to grow our business as planned.

INVESTORS MUST CONTACT A BROKER-DEALER TO TRADE OVER-THE-COUNTER BULLETIN BOARD SECURITIES. AS A RESULT, YOU MAY NOT BE ABLE TO BUY OR SELL OUR SECURITIES AT THE TIMES THAT YOU MAY WISH.

Even though our securities are quoted on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders an order to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE, THEREFORE, YOU MAY NEVER SEE A RETURN ON YOUR INVESTMENT.

We do not anticipate the payment of cash dividends on our Common Stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors. Therefore, you may never see a return on your investment. Investors who anticipate a need for immediate income from their investment should not purchase the securities offered in this prospectus.


                                 USE OF PROCEEDS
                                 ---------------

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the selling stockholder. We will not receive proceeds from the sale of shares of Common Stock in this offering. However, we will receive the proceeds from the sale of shares of Common Stock to Dutchess under the Investment Agreement. The purchase price of the shares purchased under the Investment Agreement will be equal to 95% of the average of the three lowest closing bid prices of our Common Stock on the Over-the-Counter Bulletin Board for the five days immediately following the date of our notice of election to exercise our put.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The table assumes estimated offering expenses of $25,000.




                                                                                     Proceeds       Proceeds
                                                                                     If 100% Sold   If 50% Sold
Gross proceeds                                                                       $   5,000,000  $  2,500,000
Estimated remaining accounting, legal and associated expenses of Offering            $      25,000  $     25,000
                                                                                      ------------  ------------
Net Proceeds                                                                         $   4,975,000  $  2,475,000
                                                                                       ===========    ==========

                                                                           Priority  Proceeds       Proceeds

Business development. . . . . . . . . . . . . . . . . . . . . . . . . . .       1st  $     600,000  $    300,000
Research and development. . . . . . . . . . . . . . . . . . . . . . . . .       2nd  $     875,000  $    437,500
Intellectual property . . . . . . . . . . . . . . . . . . . . . . . . . .       3rd  $     150,000  $     75,000
Acquisitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4th  $   3,350,000  $  1,662,500
                                                                                      ------------  ------------
                                                                           Total     $   4,975,000  $  2,475,000
                                                                                       ===========    ==========

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

                         DETERMINATION OF OFFERING PRICE

The shares of Common Stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

                                    DILUTION
                                    --------

Our net tangible book value as of September 30, 2003 was $459,000, or $0.026 per share. Our net tangible book value per share is equal to the amount of our total assets less intangible assets and less total liabilities, divided by the number of shares of Common Stock at September 30, 2003.

Assuming that we sell the 10,000,000 shares offered by us at a price of $0.30 per share, after deducting estimated underwriting fees and estimated offering expenses payable by us, our net tangible book value as of September 30, 2003 would have been $3,434,000, or $0.123 per share. This represents an immediate increase in net tangible book value of $0.097 per share to existing shareholders and an immediate dilution on net tangible book value of $0.175 per share to investors purchasing shares in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share                                           $0.300

Net tangible book value per share at September 30, 2003                           $0.026

Increase in net tangible book value per share attributable to new investors       $0.097

Net tangible book value per share after this offering                             $0.123

Dilution per share to investors purchasing share in this offering                 $0.175

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement to Dutchess. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement at a price of $0.30 per share and 75%, 50% and 25% discounts to that price.


Offering price:  $0.30                75%           50%           25%             -
PURCHASE PRICE:(1)                   $0.075        $0.150       $0.225         $0.300
NO.  OF SHARES:(2)              10,000,000     5,000,000     3,333,333        2,500,000
TOTAL OUTSTANDING:(3)           27,951,034    22,951,034    21,284,367      20,451,034
PERCENT OUTSTANDING:(4)               35.8%        21.8%        15.7%           12.2%


(1)     Represents  95%  of  market  price.

(2)  Represents  the  number  of  shares  of Common Stock to be issued at the prices set forth  in  the  table  to  generate  $750,000  in  gross  proceeds.

(3)  Represents  the  total  number  of  shares  of  Common  Stock outstanding after the issuance  of  the  shares,  assuming  no  issuance  of any other shares of Common Stock.

(4)  Represents  the  shares  of  Common Stock to be issued as a percentage of the total number  shares  of Common Stock outstanding (assuming no exercise or conversion  of  any options,  warrants  or  other  convertible  securities).

                                 CAPITALIZATION
                                 --------------




The following sets forth our actual capitalization on September 30, 2003

Shareholders' equity
  Preferred stock, $0.10 par value, authorized 1,000,000 shares
    Class A $3.50 cumulative, convertible, voting
    issued and outstanding - 8,400 shares. . . . . . . . . . . . . . . .  $      1,000
                                                                        ---------------
    Class B $3.50 cumulative, convertible, voting
    issued and outstanding - 300 shares. . . . . . . . . . . . . . . . .             -
                                                                        ---------------
  Common stock, $0.01 par value, authorized 50,000,000 shares
    issued and outstanding - 17,951,034 shares . . . . . . . . . . . . .       180,000
                                                                        ---------------
  Additional paid in capital . . . . . . . . . . . . . . . . . . . . . .    32,296,000
                                                                        ---------------
Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . . . .   (31,978,000)
                                                                        ---------------
Accumulated other comprehensive income . . . . . . . . . . . . . . . . .        27,000
                                                                        ---------------
Deferred stock compensation. . . . . . . . . . . . . . . . . . . . . . .       (17,000)
                                                                        ---------------
Total Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . .  $    509,000
                                                                        ===============

                                 DIVIDEND POLICY
                                 ---------------

We do not pay dividends on our Common Stock and we do not anticipate paying dividends on our Common Stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  ---------------------------------------------

Introduction

The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our financial statements and the accompanying notes.

Results  of  Operations

Fiscal Year Ended September 30, 2003 as compared to fiscal year ended September 30, 2002.

Total revenues for fiscal 2003 were $1,811,000 as compared to $1,955,000 in fiscal 2002, a decrease of 7%. Our electrocardiogram services revenues during fiscal 2003 decreased by 6% to $1,601,000 from $1,696,000 mainly due to pricing pressures relating to ongoing state deficits. Electrocardiogram product and supplies sales decreased in fiscal 2003 to $129,000 from $138,000 due to fewer sales of electrocardiogram equipment. During fiscal 2003 the OsteoGram (R) revenue decreased to $81,000 from $121,000. The decrease was due to our strategic shift away from selling the personal computer version of our OsteoGram (R) system towards a software only sales, which does not include computer hardware.

Cost of electrocardiogram services for fiscal 2003 decreased by 6% to $477,000 from $508,000 due to us adopting new telecommunication carriers. Cost of goods sold of electrocardiogram for fiscal 2003 decreased by 9% to $88,000 from $97,000 for fiscal 2002, due to lower sales of electrocardiogram equipment and due to the continuing trend toward equipment leasing in lieu of outright purchase. Cost of goods sold for OsteoGram (R) decreased by 38% during fiscal 2003 to $8,000 from $13,000 for fiscal 2002, since OsteoGram (R) sales to international distributors did not include computer hardware, which is normally purchased locally.

Selling expenses decreased by 23% for fiscal 2003 to $282,000 from $364,000 for fiscal 2002, due to reduction in domestic marketing activities and marketing-related consulting services associated with the OsteoGram (R). Much of our marketing emphasis has shifted to the international markets, where local distributors bear the bulk of marketing costs.

General and administrative expenses in fiscal 2003 decreased by 14% to $945,000 from $1,097,000 for fiscal 2002 due to incremental cost cutting measures, including deferring our 2003 annual shareholders' meeting, issuing stock options to the directors and officers as compensation for their services in lieu of cash payment and staff reductions.

Research and development costs decreased slightly for fiscal 2003 to $216,000 from $217,000 for fiscal 2002 primarily due to decrease of clinical trial expenses and OsteoGram (R) related radiology projects.

Interest income decreased by 33% for fiscal 2003 to $26,000 from $39,000 for fiscal 2002 due to decreased investments in marketable securities and reduced interest income on such investments.

The net loss decreased by 24% to $375,000 for fiscal 2003 from $494,000 for fiscal 2002. The decrease is primarily due to reduced expenditures related to marketing activities for our OsteoGram (R) products, resulting from our decision to withhold investment in marketing activities until we confirmed the validity of our new strategy to enter the market for digital imaging applications by seeking partners that will integrate our OsteoGram (R) software into their digital (filmless) equipment.

Three Months Ended December 31, 2003 as compared to Three Months Ended December 31, 2002.

For the quarter ended December 31, 2003, revenues from electrocardiogram operations decreased by 8% to $402,000 from $438,000 for the same period in fiscal year 2002. The decrease is mostly due to lower sales of electrocardiogram equipment, supplies, and maintenance agreements. electrocardiogram transmissions declined by 1%. Revenues from OsteoGram(R) sales and services for the quarter ended December 31, 2003 increased by 314% to $58,000 from $14,000 for the same period in fiscal 2002 due to increased software sales in China and other Asian countries.

Cost of services and goods sold consists of the costs of electrocardiogram services provided, supplies, electrocardiograph equipment sold and OsteoGram(R) systems sold. During the quarter ended December 31, 2003, costs of services of electrocardiogram decreased by 4% to $119,000 from $124,000 for the same period in fiscal 2002, mostly due to staff reductions and the adoption of new telecommunication carriers. During the quarter ended December 31, 2003, cost of goods sold of electrocardiogram decreased by 29% to $15,000 from $21,000 for the same period in fiscal 2002, mainly due to the reduced purchase of electrocardiogram equipment. Cost of goods sold for OsteoGram(R) increased 100% during the quarter ended December 31, 2003 to $4,000 from $2,000 for the same period in fiscal 2002, due to purchase of materials for the increased number of OsteoGram(R) systems sold.

Selling expenses decreased by 45% during the quarter ended December 31, 2003 to $45,000 from $82,000 for the same period in fiscal 2002, primarily due to decreased OsteoGram(R) marketing expenses in the domestic market. As we focus more on the international arena, our marketing outlays decline, since our distribution partners assume the burden of local marketing expenses.

General and administrative expenses decreased by 12% during the quarter ended December 31, 2003 to $241,000, as compared to $274,000 for the same period in fiscal 2002, almost entirely due to decreased expenses for professional services.

Research and development costs, generally for the OsteoGram(R) product, increased by 4% during the quarter ended December 31, 2003 to $53,000 from $51,000 for the same period in fiscal 2002, due to salary adjustments.

Interest income decreased by 38% during the quarter ended December 31, 2003 to $5,000 from $8,000 for the same period in fiscal 2002, primarily due to decreased investments in marketable securities and reduced interest income in such investments.

Net loss for the quarter ended December 31, 2003 decreased by 59% to $61,000 from $147,000 for the same period in fiscal 2002 due to company-wide cost-cutting measures implemented during the current year period.


Financial  Condition,  Liquidity  and  Capital  Resources

At December 31, 2003, we had approximately $221,000 in cash and marketable securities, as compared to a balance of $247,000 at September 30, 2003. The net decrease of $26,000 in cash and marketable securities is primarily due to cash used in operations. There were no purchases of property, plant and equipment in the quarter ended December 31, 2003.

We intend to utilize the funds from our equity line with Dutchess to increase our business development activities in seeking requisite partnerships with the manufacturers of digital (filmless) imaging equipment that might integrate our OsteoGram software into their platforms as a value-added product. In order to develop new applications and to continue to integrate our OsteoGram software into various digital platforms, we will be required to expand our development team by adding programmers with digital imaging experience. We also plan to file a number of patents to protect the intellectual property rights associated with the development of a number of new OsteoGram (R) related imaging applications in the fields of bone disease, dental disease and specific cancers. The remaining funds will be used for strategic acquisitions that may or may not materialize.

We have historically used existing cash and readily marketable securities balances to fund operating losses and capital expenditures. We had raised these funds in 1997 through 2000 through the placement of Preferred Stock issuances and proceeds from the exercise of certain stock options and warrants.

We have incurred recurring losses and had net losses aggregating $869,000 in fiscal years ended September 30, 2003 and 2002. Our business strategy includes an increase in OsteoGram (R) sales through domestic and international marketing and distribution efforts, including partnerships with the manufacturers of digital imaging equipment. We intend to finance this business strategy by using our current working capital resources and cash flows from existing operations, including the electrocardiogram and OsteoGram (R) businesses. Our sales of OsteoGram (R) may not be sufficient to offset related expenses.

We anticipate that our cash flow from operations, available cash and marketable securities will be sufficient to meet our anticipated financial needs for at least the next 12 months. However, in certain circumstances we may need to raise additional capital in the future, which might not be available on reasonable terms or at all. Failure to raise capital when needed could adversely impact our business, operating results and liquidity. If additional funds are raised through the issuance of equity securities, the percentage of ownership of existing stockholders would be reduced. Furthermore, these equity securities might have rights, preferences or privileges senior to our Common Stock. Our Common Stock is currently quoted on the Over-The-Counter Bulletin Board, which will make it more difficult to raise funds through the issuance of equity securities. Additional sources of financing may not be available on acceptable terms, if at all.

Our primary capital resource commitments at December 31, 2003 consist of capital and operating lease commitments, primarily for computer equipment and for our corporate office facility.

We intend to pursue additional research and/or sub-contractor agreements relating to our development projects. Additionally, we may seek partners and acquisition candidates of businesses that are complementary to our own. Such investments would be subject to our obtaining financing through issuance of debt or other securities. Any acquisitions may be dilutive to stockholders.

Critical  Accounting  Policies

Our discussion and analysis of our financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments, particularly those related to the determination of the estimated recoverable amounts of trade accounts receivable, impairment of long-lived assets, revenue recognition and deferred tax assets. We believe the following critical accounting policies require its more significant judgment and estimates used in the preparation of the financial statements.

We maintain an allowance for doubtful accounts for estimated losses that may arise if any of our customers are unable to make required payments.
Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, and changes in customer payment terms when making estimates of the uncollectability of our trade accounts receivable balances. If we determine that the financial conditions of any of our customers deteriorated, whether due to customer specific or general economic issues, increases in the allowance may be made. Accounts receivable are written off when all collection attempts have failed.

We have a significant amount of property, equipment and intangible assets, including patents. In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, we review our long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of long-lived and amortizable intangible assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds their fair value.

We  follow  the  provisions  of  Staff  Accounting  Bulletin  101,  "Revenue
Recognition  in  Financial  Statements"  for  revenue recognition.  Under  Staff
Accounting Bulletin 101, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable and (iv) collection is reasonably assured.

Income taxes are accounted for under the asset and liability method. Under this method, to the extent that we believe that the deferred tax asset is not likely to be recovered, a valuation allowance is provided. In making this determination, we consider estimated future taxable income and taxable timing differences expected to reverse in the future. Actual results may differ from those estimates.

New  Accounting  Pronouncements

In June 2002, Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, was issued. This statement nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring), which required that a liability for an exit cost be recognized upon the entity's commitment to an exit plan. Statement of Financial Accounting Standards No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002.

In November 2002, Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued. Statement of Financial Accounting Standards No. 150 requires that certain financial instruments previously reported as equity be reported as liabilities (such as mandatory redeemable equity instruments and buy-sell arrangements). Depending on the type of financial instrument, it will be accounted for at either fair value or present value of future cash flows determined at each balance sheet date with the change in that value reported as interest expense in the income statement. In the past, either those financial instruments were not required to be recognized, or if recognized were reported in the balance sheet as equity and changes in the value of those instruments were normally not recognized in net income. The statement is effective for instruments entered into or altered after May 31, 2003, and is otherwise effective for interim periods ending after June 15, 2003.

In November 2002, Financial Interpretation Number (FIN) 45, Guarantor's Accounting and Disclosure Requirement for Guarantees, including Indirect Guarantees of Indebtedness of Others, was issued. Financial Interpretation Number No. 45 requires that a guarantor recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provision of Financial Interpretation Number No. 45 does not apply to certain guarantee contracts, such as warranties, derivatives or guarantees between either parent and subsidiaries or corporations under common control, although disclosures of such guarantees is required. For contracts that are within the initial recognition and measurement provisions of Financial Interpretation Number No. 45, the provisions are to be applied to guarantees issued or modified after December 31, 2002.

In  January  2003,  Financial  Interpretation  Number  No.  46, Consolidation of
Variable Interest Entities, was issued. Financial Interpretation Number 46 clarifies existing accounting principles that determine when a company should include in its financial statements the assets, liabilities and activities of another entity when the equity investors do not have the characteristics of a controlling financial interest or when the equity at risk is not sufficient for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of Financial Interpretation Number No. 46 apply to variable interest entities (commonly evidenced by a guarantee arrangement or other commitment to provide financial support) created after January 31, 2003. It required us to perform this assessment by September 30, 2003, and consolidate any variable interest entities for which it absorbed a majority of the entities' expected losses or receive a majority of the expected residual gains.

The adoption of the provisions of these pronouncements did not have a material impact on our results of operations, financial position, cash flows and related disclosures.

                             DESCRIPTION OF BUSINESS
                             -----------------------

GENERAL

We are a healthcare informatics company that provides medical imaging software solutions and the remote interpretation of electrocardiograms. Our two main products are the OsteoGram (R) and CardioGram systems. The OsteoGram (R) is our proprietary image processing software that utilizes either standard or digital x-rays of the hand to screen, diagnose and monitor osteoporosis, a disease that affects over an estimated 200 million people worldwide. The CardioGram consists of computer-aided telemedicine services that offer on-line interpretation of electrocardiograms to physicians and government and corporate healthcare providers. We incorporated in the State of Delaware on July 21, 1986.

RECENT  EVENTS

During fiscal 2003 we changed the strategic direction for the OsteoGram (R) product. We believe that the future of the underlying technology is in the development of medical software applications for digital (filmless) imaging equipment, which is a high growth segment of the medical imaging field. The digital or DICOM (Digital Communications and Imaging in Medicine) standards-based version of the OsteoGram (R) is the first CompuMed product in this emerging arena. Our Research & Development team has a number of other applications in development and on the drawing board in the areas of bone disease, dental disease and specific cancers. This year we pursued distribution and product development partnerships with imaging equipment manufacturers, and we expect that these initiatives will bear fruit in the near future. We have also expanded our international distribution through country-specific distributors. These distributors are obtaining the necessary regulatory approvals and gearing up their marketing efforts.

In fiscal 2003 we directed our electrocardiogram business towards strengthening our relationships with key customers. In addition, we are exploring a number of business development prospects to expand our service offering to the international markets. Our CardioGram team is evaluating new electrocardiogram platforms to exploit these opportunities.

THE  OSTEOGRAM  (R)

GENERAL

The OsteoGram (R) is a software-based image processing system that enables healthcare providers to screen, diagnose and monitor osteoporosis using conventional, film-based hand x-rays or digital images from filmless x-ray equipment. Osteoporosis is diagnosed by measuring bone mineral density . A low bone mineral density is indicative of the disease. The OsteoGram (R) uses Radiographic Absorptiometry to measure bone mineral density. The practical implementation of the Radiographic Absorptiometry technique began in the early 1980's. We applied several enhancements to the technique in the early 1990's, and in the middle of that decade, we made the OsteoGram (R) test available to doctors as a central-lab-based service. This required that the hand x-ray films be mailed by the healthcare provider to a special laboratory for analysis by skilled technicians. The technology was validated in this era by a number of peer-reviewed publications, and it was widely utilized by Merck and us during clinical trials for their osteoporosis drug - Fosamax.

In May 1999, we received clearance from the United States Food and Drug Administration, or FDA, to market an automated version of the OsteoGram (R) software for use as a stand-alone product by physicians. We are currently launching the DICOM, or digital version of the product. Using either standard or digital x-ray equipment, two posterior-anterior views of the left-hand fingers are taken with an aluminum alloy reference wedge in each exposure. The calibration wedge is used to adjust for any differences among x-ray equipment, exposures and other variables. In the case of the personal computer version of the OsteoGram (R) , the developed film is scanned with a standard desktop scanner, and the OsteoGram (R) software analysis program rapidly produces an accurate and precise bone mineral density report. With a filmless x-ray system the image is captured on a workstation for analysis. CompuMed recently developed the DICOM-compliant version of the OsteoGram (R) for use on filmless systems, which have become a high growth segment in the medical imaging market. As digital radiography systems proliferate, the need grows for systems and networks to communicate and efficiently move/archive images. DICOM is the industry-consortium established information standard that allows the new generation of digital medical imaging equipment to interconnect.

The foremost market opportunity that we have identified for our OsteoGram (R) is the market for filmless x-ray systems. Our application can reside on a workstation, just like Microsoft Word on a personal computer. There is no need for an additional piece of equipment or a redundant computer. Clinicians can launch the OsteoGram (R) application and diagnose osteoporosis at the same time an x-ray is taken for a bone fracture, making it far easier to implement and use than expensive dual energy x-ray absorptiometry equipment that requires a dedicated room and specially trained technicians who are usually not available around the clock.

STRATEGIC  PARTNERSHIPS

Cost-effective distribution is a crucial component of our OsteoGram (R) strategy. One of our goals is to establish distribution and product development partnerships with the major manufactures of digital imaging platforms and network servers, and a number of these companies are evaluating our software. We expect this process to continue, and it is likely that smaller, nimbler firms will initially commit. A second part of our strategy is to utilize experienced imaging distributors both in the domestic and international market. We made a presentation at the September 2003 national sales meeting of National Imaging Resources, a prominent consortium of regional imaging distributors, and we hope to establish relationships with many of their member firms. National Imaging Resources' focus on selling capital equipment, combined with their commitment to serve the market for digital radiography and network servers, compliments our strategy to develop digital applications for the medical imaging field.

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Our  efforts  in  the  international  arena  continue. Rather than build our own global sales force, we use existing distribution channels that include a mix of manufacturers' direct sales representatives and local distributors. New distributors are expected to become productive after they meet their country-specific regulatory requirements. During this fiscal year we strengthened our distribution in China, while adding new distributors in Korea, Israel, Egypt, India and Brazil. The member countries to the European Union are of particular interest, since their conversion to filmless x-ray systems is far ahead of the U.S. market. In order to enter the European Union we will need to have a CE Mark, indicating that we have conformed to all the regulatory obligations required by European Union legislation. Our technical staff has been working to meet the requirements soon after this year's Medica in November. Located in Dusseldorf, Germany, Medica is the world's largest all-medical trade show, attended by most of the major European Union distributors. We are also seeking wider distribution in select areas of Latin America and the Middle East.

RESEARCH  &  DEVELOPMENT

We continue to invest in research and development efforts for the OsteoGram (R) technology by developing new applications and filing key patents to protect our intellectual property rights. Our DICOM version of the OsteoGram (R) was essentially completed by the end of fiscal 2003; however, it must be modified to function with each manufacturer's digital system. We agreed to a clinical trial to validate the DICOM product on one leading manufacturer's system, and the trial was successfully completed by the end of December 2003. In addition, we have filed an application for an Small Business Innovative Research grant to help fund our efforts to follow the progression of arthritic disease.


OSTEOPOROSIS

Osteoporosis is a disease characterized by low bone mass and structural deterioration of tissue leading to bone fragility and an increased susceptibility to fractures of the hip, spine and wrist. While there is increased global awareness of osteoporosis, the disease is under-diagnosed and under-treated.

According to the International Osteoporosis Foundation, osteoporosis affects over 200 million people worldwide, 80% of which are women. Osteoporosis is a major public health threat for 44 million Americans, and the disease costs the U.S. healthcare system in excess of $17 billion annually, compared to breast cancer at $6 billion. In fact, more people die as a result of osteoporosis-related fractures each year than die from breast cancer.

In July 2002 the National Institutes of Health halted a large, in-progress study examining the effects of hormone replacement therapy . The study, which was one of the five major studies that comprise the large clinical trial called the Women's Health Initiative , was discontinued because the hormones appeared to increase a woman's risk of breast cancer as well as heart disease, blood clots and stroke. This news caused the medical community to question one of the long-accepted practices in the treatment of female menopausal symptoms. Hormone replacement therapy is known to protect women against bone loss; however, the negative implications of increased heart disease, stroke and cancer were largely unknown. Subsequently millions of women discontinued hormone replacement therapy therapy, which increased concern about bone loss. As a result, there was an increased awareness of bone mineral density testing and testing methods.

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

Following the Women's Health Initiative announcement, the U.S. Preventative Services Task Force published its own recommendations that women over the age of 65 be tested for osteoporosis. Soon afterwards the National Osteoporosis Foundation reaffirmed their more comprehensive recommendations for osteoporosis testing. In July 2003 the American Association for Orthopaedic Surgeons posted a Policy Statement on their web site urging their members to test for underlying bone disease when presented with a fragility fracture. In addition, Medicare is expected to enact a new standard of care encouraging health care providers to test for osteoporosis when a fracture is diagnosed.

We believe that the global awareness of osteoporosis is increasing, and that there is a resurgence of interest in bone mineral density testing as a result of the increased publicity. We also believe that osteoporosis testing is a significant public health care issue that can best be dealt with in a routine manner at a point-of-care care setting.

COMPETITION-OSTEOGRAM  (R)

Bone mineral density measurements are the primary methods used to assist physicians in detecting osteoporosis. Bone mineral density is measured by passing x-ray beams or ultrasound through bone and determining how much energy the bone absorbs.

Dual energy x-ray absorptiometry is currently the mostly widely used osteoporosis detection technology, with a worldwide installed base of approximately 16,000 units. The dual energy x-ray absorptiometry market is divided into "whole-body" machines, which are designed to measure bone mass and density at a variety of skeletal sites (primarily the hip and spine), and "peripheral" machines, which measure bone mass and density at appendicular sites (forearm, hand or heel).

The leading manufacturers of whole-body dual energy x-ray absorptiometry scanners include General Electric's Lunar Division (U.S.) and Hologic, Inc. (U.S.), which together command most of the worldwide dual energy x-ray absorptiometry market. The leading manufacturers of peripheral dual energy x-ray absorptiometry machines are General Electric, Hologic, Norland, Osteometer (a Danish subsidiary of OSI Systems, U.S.), and Schick Technologies, Inc. Whole body dual energy x-ray absorptiometry products typically cost from $70,000-$150,000 and require continued maintenance during their lifetime. They also require specially trained technicians, who must be licensed in most states, and who are not available around the clock.

We experience extensive competition for the OsteoGram (R) from companies that offer dual energy x-ray absorptiometry machines, primarily because they are considered the "gold standard" for measuring bone mineral density and have a large installed base worldwide. We compete by offering cost effective testing and a product with a unique digital format. The OsteoGram (R) was developed to enhance the use of existing radiological equipment for generating bone mineral density reports comparable to tests performed on the expensive, dedicated dual energy x-ray absorptiometry equipment generally found in hospitals and specialty practices.

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

Other competition for the OsteoGram (R) comes from less accurate ultrasound and other peripheral devices. Our competition also uses single-energy x-ray absorptiometry, quantitative computed tomography, peripheral quantitative computed tomography, and radiographic absorptiometry. All radiographic techniques in use today have been validated through extensive clinical studies and are currently approved in the U.S. for Medicare reimbursement. Radiographic Absorptiometry is the technology we employ because of its accuracy, ease of use and relative low cost.

Quantitative Computed Tomography utilizes existing computed tomography, or CAT, scanners that have been upgraded with specialized software, while peripheral quantitative computed tomography utilizes specialized peripheral computed tomography machines. Quantitative computed tomography and peripheral quantitative computed tomography are expensive to perform and require a high degree of expertise to operate properly. In addition, the radiation dose of quantitative computed tomography is remarkably high compared to the OsteoGram
(R)  process.

Quantitative Ultrasound bone densitometers were introduced in the early 1990s, and they are widely available. General Electric Lunar and Hologic are leaders in the ultrasound market segment; however, the market also includes numerous regional manufacturers such as Myriad and Sunlight (Israel), IGEA (Italy) and McCue (Great Britain). We believe that there are now approximately 10,000 Quantitative Ultrasound machines installed worldwide. Quantitative Ultrasound has FDA clearance for screening in the U.S., but unlike the OsteoGram (R) , Quantitative Ultrasound is not recommended by the National Osteoporosis Foundation for diagnosis and monitoring.

The only manufacturer using Radiographic Absorptiometry , other than CompuMed, is Alara, Inc. (U.S.). In 2000 the FDA approved Alara's self-contained, tabletop system that performs digital Radiographic Absorptiometry of the hand. Alara appears to be currently focused on developing computed radiography, or filmless x-ray, systems.

Biochemical Marker Tests that measure the level of bone metabolic substances present in the blood or urine were introduced in the 1990s. There is no clear consensus yet on the appropriate use of these technologies, since they only measure the rate of bone loss, not bone density. Although their role in monitoring the effect of drug therapy may grow, their use at the present time is limited. Manufacturers of biochemical marker tests include Quidel, Inc. (U.S.) and Ostex International, Inc., a division of Inverness Medical Innovations, Inc. (U.S.).

Our existing and potential competitors consist principally of companies that have substantially greater financial, technical, marketing, distribution and other resources, greater current market penetration and longer-standing relationships with customers than us. We believe that our ability to compete successfully depends on a number of factors, both within and outside of our control, including the price, quality and performance our products and those of our competitors. Other factors include the timing and success of our new product introductions and our competitors, the development of technical innovations, the number and nature of our competitors in a given market, and general market and economic conditions. We may never be able to compete successfully in the future.

ELECTROCARDIOGRAM  SERVICES

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

GENERAL

We have been a supplier of telemedicine services, establishing one of the nation's largest telecommunications networks for processing electrocardiograms, or ECGs, on a real time basis, for nearly twenty years.

Using a CompuMed electrocardiogram terminal, an electrocardiogram can be acquired from a patient, telecommunicated to our central computers, analyzed and received back on the electrocardiogram terminal where the electrocardiogram trace and computer interpretation are printed- all within three minutes. If necessary, we can provide an "overread" by a cardiologist and return the results within an hour. We bill for this service on a per-use basis, and we sell a full range of electrocardiogram supplies including electrodes, recording paper, gel, and patient cables.

Electrocardiogram analysis services are available to end-users 24 hours a day, seven days a week. Our computer laboratory is staffed or on-call at all times and has been recently upgraded to provide additional features and faster turn around time for "overreads" by replacing telephone requests with electronic notification.

We currently provide electrocardiogram equipment and services to over 500 government and corporate healthcare facilities, clinics, and hospitals nationwide. Our customers include physicians, correctional healthcare facilities, ambulatory surgery centers, clinics, rural hospitals, occupational health facilities, and behavioral health facilities.

Electrocardiogram terminals are available for purchase, rental or lease, and transmission fees are charged on a per-use basis. Customers who choose to purchase an electrocardiogram terminal are charged either hardware maintenance fees or repair fees for maintaining and repairing the equipment.

We assess our customer's equipment needs on an ongoing basis, and we plan to offer upgraded electrocardiogram instruments with value-added features that should expand our market reach. We are also evaluating the need for an XML- enabled, web-based version of our service that would allow us to enter the international markets and those domestic markets where Internet access is readily available. A web-based service would not only extend our scope, but also significantly reduce costs by eliminating the need for long distance phone transmissions. An XML-enabled system would also enable a number of features including archiving and comparisons with previously stored electrocardiograms.

MARKETING  -  ELECTROCARDIOGRAM  SERVICES

During fiscal 2003 our goal was to strengthen relationships with key customers and preserve a stable base of business. Although our electrocardiogram-related revenue dipped during the year, we accomplished this goal, and September 2003 was the best month for electrocardiogram revenue in several years. We believe that there are growth areas for the electrocardiogram business that can be exploited with minimal cost. A proactive, outbound telemarketing approach will be a key strategy for fiscal 2004, and we plan to identify and contact key current and potential customers to expand our business in targeted segments.

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

Besides seeking cost reductions in our operations, we are seeking co-marketing agreements with our equipment suppliers. Equipment upgrades are being explored, which will enable us to enter higher margin segments, such as clinical trials. A critical component of the upscale market segments is customer support and increased regulatory compliance.

We target our sales efforts for electrocardiogram products and services toward physicians, correctional healthcare facilities, ambulatory surgery centers, rural hospitals and occupational health facilities located throughout the U.S. We maintain a long-standing customer base with contracts for services generally extending between one to three years. New customers are generated mostly by our direct sales efforts. We advertise in trade journals and attend national medical conventions to generate leads for selling our services, equipment and supplies.

COMPETITION  -  ELECTROCARDIOGRAM  SERVICES

Our primary competitors are the Laboratory Corporation of America, Biomedical Systems, Inc. and Covance, Inc. These companies all offer electrocardiogram terminals that provide electrocardiogram interpretation and data storage services at a central location. We estimate that our centralized electrocardiogram analyses constitute less than 1% of the total number of electrocardiograms taken each year in the U.S.

The overall domestic electrocardiogram market is mature. However, we believe that the demand for the centralized electrocardiogram services that we provide may increase due to the trend toward decentralized diagnostic testing with central interpretation and data storage. The principal methods under which we compete are service, ease-of-use, and price.

Our existing and potential competitors consist principally of companies that have substantially greater financial, technical, marketing, distribution and other resources, greater current market penetration and longer-standing relationships with customers than us. We believe that our ability to compete successfully depends on a number of factors, both within and outside of our control, including the price, quality and performance of our products and those of our competitors. Other factors include the timing and success of our new product introductions and our competitors, the development of technical innovations, the number and nature of our competitors in a given market, and general market and economic conditions. We may not be able to compete successfully in the future.

ASSEMBLY,  REPAIR  AND  CUSTOMER  SERVICE

We repair and maintain most of the electrocardiographs rented, leased or sold to our customers. All repair and assembly operations are conducted at our headquarters. Our internal customer service staff handles customer equipment and training problems, and our customer service department handles initial installation and set-up, usually over the telephone.

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

GOVERNMENT  REGULATION

The Centers for Medicare and Medicaid Services approve diagnostic tests for reimbursement by Medicare. The OsteoGram (R) is approved for reimbursement by Medicare as a centralized laboratory test and as a stand-alone system. Government regulations may change at any time and Medicare reimbursement for the OsteoGram (R) test, as well as for other bone mineral density tests, may be withdrawn or reduced. Furthermore, other forms of testing for bone mineral density as an indicator of osteoporosis have been or may be approved for reimbursement, which may reduce our market share or profit margins for such services.

Our OsteoGram (R) test and automated software have been cleared by the FDA for use and sale. In addition, the OsteoGram (R) is approved for use in China, Korea, and a number of other countries. The OsteoGram (R) software is subject to regulation as a medical device. Our electrocardiogram computer interpretation services are also regulated by the FDA and are compliant.

PATENTS  AND  PROPRIETARY  RIGHTS

The U.S. Patent and Trademark Office awarded us our first OsteoGram (R) patent in June 2001. The patent covers twenty aspects of Method and Apparatus for determining Bone Mineral Density, and it expires on October 29, 2019. In addition, we have a second patent pending, which includes twenty-four claims covering image processing and bone segmentation technology. Final action for the second patent was filed in August 2003. The second patent may not be issued. Additionally, issued patents may not provide protection from competitors, and any patents, if challenged, may not be upheld by the courts. The OsteoGram (R) trademark is a registered trademark of CompuMed, and it expires on July 2, 2012.

In July 2003 we filed a final action on a provisional U.S. patent application for software to monitor the progression of both inflammatory and degenerative joint disease, such as rheumatoid arthritis and osteoarthritis. The application covers a system that uses many of the same imaging tools employed in our OsteoGram (R) product for the screening, diagnosis and monitoring of osteoporosis, but extends the system into the area of monitoring joint degeneration. This new feature will be sold as separate product.

In July 2003 we filed a provisional U.S. patent application for our Digital Communications and Imaging in Medicine, or DICOM version of the OsteoGram
(R) product, which we believe will be a key patent in our field. We are unaware of any other patent to utilize x-ray equipment and a DICOM image to evaluate bone mineral density and bone degenerative disease. We also filed final action for a separate provisional patent that was originally filed in 1999 for bone segmentation and edge detection, along with final action on a provisional patent to follow the progression of arthritic disease. In September 2003 we filed an additional provisional U.S. patent application on a method to determine the percentage cortical versus trabecular bone utilizing a DICOM image. This is important, since many clinicians are turning their attention to bone microstructure for a more precise diagnosis and prediction of fracture risk. Dual energy x-ray absorptiometry technology, which is considered the Gold Standard in bone mineral density testing, is unable to distinguish between cortical and trabecular bone. We believe that our ability to assess bone quality and other emerging parameters will help us to compete effectively with dual energy x-ray absorptiometry.

In September 2003 our technical staff presented an abstract at the annual meeting of the American Society of Bone Mineral Research, one of the most prestigious organizations in the field. We submitted the abstract in conjunction with Professor Liu Zonghou, President of the Osteoporosis Committee of China. The work validated the unique ability of the OsteoGram (R) technology to differentiate between cortical and trabecular bone.


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

EMPLOYEES

As of January 31, 2004, we had 13 full-time and 1 part-time employee, in addition to our network of independent sales representatives and distributors. None of our employees is represented by a labor union and we have experienced no work stoppages. We consider our relations with our employees to be good. We also retain consultants from time to time when necessary. Independent cardiologists are retained for electrocardiogram "overreads" on a per-diem basis.

RESEARCH  AND  DEVELOPMENT

Our Research and Development efforts in fiscal 2003 focused primarily on expanding the OsteoGram (R) platform with differentiating features and additional applications that will open new market segments and expand our business with existing customers. Our DICOM version of the OsteoGram (R) platform will open up a new market for our product with many players in the digital imaging arena. In addition, we plan to develop a new, lower-cost version of the OsteoGram (R) that will open up a new market segment for customers that would rather purchase bone mineral density testing on a "per test" basis. Our arthritis module will allow clinicians to help patients with this debilitating affliction by offering the first automated procedure to follow the progression of the disease.

We are actively engaged in the development of potential diagnostic products based on the technologies covered by our first patent awarded by the U.S. Patent and Trademark Office in June 2001 and a second patent expected in the first half of fiscal 2004. An additional patent filed in the fourth quarter of fiscal 2003 will protect our intellectual property as CompuMed develops a new application to follow the progression of arthritic disease. We expect that a portion of this development will be funded by research grants, contracts and Small Business Innovation Research grants.

Our technical team is also working to select a new electrocardiogram supplier that will enable us to compete effectively in the coming years. We intend to be an active partner with our new supplier in the product planning process. Our goal is to offer a number of systems with features that will appeal to both cost-conscious customers and those desiring the additional benefits of upgraded systems. An XML-enabled system will open up the international markets for our services, plus cut transmission costs. Additionally, upgraded systems will enable us to compete in the market for clinical drug trials and electronic medical records.

In fiscal 2003, we spent $216,000 in research and development, as compared to $217,000 in fiscal 2002. None of such costs were borne by our customers.

INSURANCE

We maintain liability insurance on our current products and are not aware of any claims based on the use or failure of our products that are expected to have material adverse effect on our operations or financial condition. There is no assurance that claims made in the future with respect to our products will be successfully defended or that our insurance will be sufficient. Furthermore, liability insurance may not continue to be available to us on acceptable terms.

                             DESCRIPTION OF PROPERTY
                             -----------------------

Our corporate office, computer center and warehouse facilities are located in 9,496 square feet in an office building located at 5777 West Century Blvd., Los Angeles, CA 90045. This facility is leased through August 2004 at a monthly rental of $9,577 per month during the first year with 3% annual increases in the ensuing lease years. We have the option to extend the lease term for an additional five years. This is a full service lease that includes utilities, maintenance and taxes on the property, janitorial and security service.


                                   MANAGEMENT
                                   ----------



DIRECTORS  AND  EXECUTIVE  OFFICERS

Our  executive  officers  and  directors  and  their  ages  as of the January 31, 2004 are as follows:


Name                                       Position             Director since           Age
---------------------------         ---------------------    -----------------    ----------------
Robert Stuckelman                   Chairman of the Board         1973                  71
John G. McLaughlin                  President, CEO                                      55
John Minnick                        Director                      1985                  55
John Romm, M.D                      Director                      1997                  73
Stuart L. Silverman, M.D.           Director                      1999                  56
Phuong Dang                         Controller and Secretary                            47


Biographies  of  executive  officers  and  directors

Mr. Stuckelman founded our company in 1973 and served as our President until 1982. From 1982 through 1989 Mr. Stuckelman was a business consultant for small and medium size companies. In 1989 he rejoined us as President and Chief Executive Officer, in which capacities he served until October 1994. Mr. Stuckelman has been our director since our incorporation. He became Chairman of the Board in April 2002. From 1994 to present, he has been President of Technical Management Consultants, which provides business consulting services to many companies. He holds an MSEE from the University of Southern California and a BEE from Cornell University.

Mr. McLaughlin joined us in May 2002 as President and CEO. He has thirty years of experience in the medical products arena, most recently as President of the Great Circle Consulting Group, Inc. from May 1998 through May 2002. There he provided strategic and operational guidance to domestic and international firms in the medical device, diagnostic and biotech markets. Mr. McLaughlin's prior experience includes five years as an officer and Vice President of Marketing and Sales at Diagnostic Products Corporation, a global leader in the design, manufacture and marketing of clinical laboratory instrumentation. He served in that capacity from February 1993 to February 1998. Prior to that, Mr. McLaughlin was the President of Biometric Imaging, which was subsequently acquired by Becton Dickinson in 1999. He holds a Bachelor of Science degree in Pharmacy from the State University of New York at Buffalo.

Mr. Minnick has been the President of Minnick Capital Management, an investment management firm from 1972 to present. Mr. Minnick is a member of the Kansas and Federal Bar. He has served as a director on other corporate and non-profit boards and is a member of the Association for Investment Management and Research . Mr. Minnick holds a B.A. from Washburn University and a J.D. from Washburn University School of Law.

Dr. Romm has practiced internal medicine and gastroenterology in private practice from 1962 to present. He earned his M.D. at Wayne State College of Medicine and also holds a BS in biology. He is an associate professor of medicine at the University of California, Los Angeles and is an attending physician at Cedars-Sinai Medical Center.

Dr. Silverman has been the Medical Director of the Osteoporosis Medical Center in Beverly Hills, CA, from 1986 to present. The OMC is a nationally recognized clinical research center for osteoporosis and is also a Clinical Professor of Medicine at the UCLA School of Medicine. Dr. Silverman is a graduate of the Johns Hopkins University Medical School (1973) and earned his undergraduate degree from Princeton University (1969) Cum Laude in biology. He is an internationally recognized authority on osteoporosis and related fields and has been principal investigator for six research grants in the field of osteoporosis and has authored numerous published articles in the field.

Ms. Dang has a degree in Accounting and been employed by us since 1990. She has served as Controller, Secretary and Principal Financial Officer since 1997. Ms. Dang has 26 years of corporate accounting and finance experience in the healthcare field, mail order and retail stores . Prior to joining to CompuMed, she served as Accounting Manager for the Maxicare Medical Center from 1984 to 1990. From 1978 to 1984, she served as Bookkeeper and Senior Staff Accountant for Sunset House/ Gadget Tree a division of Carter Hawley Hale.


NUMBER  AND  ELECTION  OF  DIRECTORS

We have four directors. The terms of the Directors will expire at the next annual meeting of stockholders.

COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

AUDIT  COMMITTEE

The Audit Committee is primarily responsible for approving the services performed by our independent auditors and reviewing reports of our internal and external auditors regarding our accounting practices and systems of internal accounting controls. This Committee currently consists of Mr. Stuckelman and Dr. Romm. The Audit Committee met four times during the fiscal year ended September 30, 2003. Mr. Stuckelman has been approved by our Board of Directors as the Audit Committee Financial Expert.

COMPENSATION  COMMITTEE

The Compensation Committee reviews and approves our compensation policy and has assumed responsibility for administration of our 2003 Stock Option Plan. This Committee currently consists of Mr. Minnick and Dr. Silverman.

LIMITATIONS  ON  OFFICER  AND  DIRECTOR  LIABILITY

Our articles of incorporation provide, as permitted by governing Delaware law, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages relating to an officer's or director's position with the exception for liability (i) for breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, our by-laws provide for indemnification of directors to the full extent of the law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is unenforceable for that reason.

                             EXECUTIVE COMPENSATION
                             ----------------------

     Set forth in the following table is certain information relating to the approximate remuneration we paid during the past three fiscal years to our Chief Executive Officer. No other executive officers had total compensation that exceeded $100,000.


--------------------------------------
                                                                                              LONG-TERM
                                                              ANNUAL COMPENSATION           COMPENSATION
                                                             --------------------         -----------------
                                                                                              SECURITIES
                                          FISCAL                                           UNDERLYING STOCK
NAME AND PRINCIPAL POSITION                YEAR          ANNUAL SALARY        BONUS             OPTIONS
-------------------------------------  ------------  -----------------      --------       ----------------
John G. McLaughlin, President and CEO       2003             $150,000 (1)     7,200(2)         434,225  (3)
Herbert S. Lightstone, President,
CEO and Director(4)                                          $116,000            -0-           495,000  (5)

John G. McLaughlin, President and CEO       2002             $150,000 (6)        -0-           100,000

Herbert S. Lightstone                       2001             $146,570        $87,000           100,000
 President, CEO & Director



-------------------------------------  ------------  -----------------      --------       ----------------
(1)  $139,000  was  paid  in  fiscal  2003,  and  the  remaining  $11,000  was paid in the form of additional stock options.
(2)  Earned  in  fiscal  2003,  payable  in  fiscal  2004.
(3)  50,000  stock  options  were  granted  in  November  2002 and the remaining 384,225  stock  options  were  granted during fiscal 2003 in lieu of salary (see  (1)  ).
(4)  Mr.  Lightstone's  employment  agreement  expired  May  31,  2002.
(5)  Stock  options  terminated/unexercised  as  result  of  Mr.  Lightstone's  cessation  of  employment.
(6)  Annualized compensation based on commencement date of May 15, 2002 which $53,000 of which was paid in fiscal year 2002.

STOCK  OPTION  GRANTS  IN  LAST  FISCAL  YEAR

The following table sets forth the stock options granted to our executive officer named during the fiscal year ended September 30, 2003.




                                                INDIVIDUAL GRANTS
                                              ------------------------
                    NUMBER OF SECURITIES       % OF TOTAL OPTIONS
                    (SHARES OF COMMON STOCK)  GRANTED TO            EXERCISE
                    UNDERLYING OPTIONS        EMPLOYEES/DIRECTORS   PRICE            EXPIRATION
NAME                GRANTED(1)                IN FISCAL             ($/SHARE)        DATE
------------------  ------------------------  --------------------  ---------        ----------
John G. McLaughlin                   434,225                   14%  $(2)              (3)
------------------  ------------------------  --------------------  ---------        ----------


(1)  50,000  options  vested  over  a  three-year period, 144,225 options vested immediately and
     240,000  options  vested  over  a  six-month  period.
(2)  50,000  options have an exercise price of $0.20 per share, 144,225 options have an exercise price  of  $0.08  per  share  and  240,000  options  have  an  exercise  price  of  $0.10 per share.
(3)  50,000  options  expire  in  2012  and  the  remaining  384,225  options  expire  in  2013.



EXERCISE  OF  STOCK  OPTIONS  AND  YEAR-END  OPTION  VALUES

There were no exercises of stock options by the named executive officer during the fiscal year ended September 30, 2003. The following table sets forth certain information regarding options of the named executive officer outstanding as of September 30, 2003.


                                                  YEAR-END OPTION VALUES
                                 ---------------------------------------------------------
                                 NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                 UNDERLYING UNEXERCISED               IN-THE-MONEY
                                 OPTIONS/WARRANTS AT                  OPTIONS/WARRANTS AT
                                 SEPTEMBER 30, 2003                   SEPTEMBER 30, 2003 (1)
NAME                       EXERCISABLE         UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----------------------  ------------------  ------------------  ------------      -------------
John G. McLaughlin                394,218             140,007       75,831             32,869
----------------------  ------------------  ------------------  -----------      -------------


(1)     Based  on  a  fair  market  value  of  $  0.43 per share, the closing price per share of our  Common  Stock  on  September  30,  2003.

EMPLOYEE  STOCK  OPTION  PLANS

We adopted the 2003 Stock Incentive Plan in June 2003, and did not submit this plan to our stockholders for approval. We adopted the 1992 Stock Option Plan in March 1992 and the 2002 Stock Option Plan in June 2002, both of which were approved by our stockholders. Each of the plans was adopted to recruit and retain selected officers and other employees and directors by providing equity participation in the Company. The 1992 Plan was terminated in March 2002, while the 2002 Plan was terminated on the effective date of the 2003 plan in June 2003. No further options can be granted under the 1992 Plan or the 2002 Plan. Only nonqualified stock options may be granted under the 2003 Plan.

Options generally become exercisable at a rate of 33% of the shares subject to an option one year after its grant. The remaining shares generally become exercisable over an additional 24 months. The duration of options may not exceed ten years. Options are generally nonassignable, except in the case of death and may be exercised only while the optionee is employed by us or, in certain cases, within three months after termination of employment or six months after death or disability. The purchase price and number of shares of Common Stock that may be purchased upon exercise of options are subject to adjustment in certain cases, including stock splits, recapitalizations and reorganizations.

Both the amount of options granted and to whom they are granted are determined by the Board of Directors with the recommendation of the Compensation Committee, at their discretion. There are no specific criteria, performance formulas or measures applicable to the determination of the amount of options to be granted and to whom such options are to be granted.

SAVINGS  AND  RETIREMENT  PLANS

In July 1987, we instituted a Savings and Retirement Plan. Under the Savings and Retirement Plan , every full-time salaried employee who is 18 years of age or older may contribute up to 100 percent of his or her annual salary to the Savings and Retirement Plan. We make a matching contribution of $.25 for every $1.00 of the employee's contribution for an employee contribution of up to but not exceeding 6 percent of the employee's annual salary. Our contributions are 100% vested after 36 months of contributions to the Savings and Retirement Plan. Benefits are payable under the Savings and Retirement Plan upon termination of a participant's employment with us or at retirement. The Savings and Retirement Plan meets the requirements of Section 401(k) of the Internal Revenue Code. Internal Revenue Service regulations limit the percentage of tax-deferred contributions that can be made by higher-compensated participants. There are restrictions upon withdrawal of tax-deferred contributions, but participants are permitted to borrow against the value of their tax deferred accounts.

EMPLOYMENT  AGREEMENTS

We entered into a long-term agreement with Mr. McLaughlin effective November 2, 2002 through September 30, 2004. This agreement provides a base salary of $150,000 per year and a performance bonus with a target of $150,000 for revenue, profit and other criteria far exceeding fiscal 2002. In addition, Mr. McLaughlin received standard employee options to purchase 50,000 shares of Common Stock at an exercise price of $0.20 per share. In the event Mr. McLaughlin's employment agreement is terminated by us without cause, or by Mr. McLaughlin for good reason, he is entitled to receive all accrued compensation plus any bonus he would otherwise receive for the remaining term of his contract. This agreement was amended effective October 1, 2003 to provide that the Board of Directors will award Mr. McLaughlin a bonus for fiscal 2004 of between $75,000 and $150,000 based on performance factors, including revenue, profit and accomplishment of milestones.

DIRECTOR  COMPENSATION

Each of the Directors receives an annual Board of Directors fee of $10,000, which is paid to each Director in equal monthly installments. The Chairman receives an additional $4,500. In addition to the Board of Directors fee, Directors receive an additional $750 per meeting when they serve as a member of the Executive, Audit or Compensation Committee. Such amount is reduced to $250 if the committee meeting is held by teleconference or on the same day as a board meeting.

In fiscal 2003, in our effort to conserve limited cash resources, the Directors received no cash payment of their fees, but received a total of 2,380,817 stock options in lieu of their fees.


                           RELATED PARTY TRANSACTIONS
                           --------------------------

None.

                           MARKET FOR OUR COMMON STOCK
                           ---------------------------

Our Common Stock is currently quoted on the over-the-counter bulletin board under the symbol "CMPD.OB". Prior to December 1, 1999, our Common Stock was listed on the Nasdaq National Market System. The following table sets forth the range of high and low bid prices for our Common Stock during the periods indicated. The prices set forth below represent inter-dealer prices, which do not include retail mark-ups and markdowns, or any commission to the broker-dealer, and may not necessarily represent actual transactions.






YEAR  ENDED SEPTEMBER 30, 2002
QUARTER ENDED:                         COMMON STOCK
------------------------------  -------------------------
                                    HIGH           LOW
                                -------------  ----------

December 31, 2001                    $.15          $.06
March 31, 2002                        .40           .09
June 30, 2002                         .44           .15
September 30, 2002                    .28           .09

YEAR  ENDED SEPTEMBER 30, 2003
QUARTER ENDED:                         COMMON STOCK
------------------------------  -------------------------
                                    HIGH           LOW
                                -------------  ----------

December 31, 2002                    $.23          $.09
March 31, 2003                        .15           .07
June 30, 2003                         .18           .06
September 30, 2003                    .45           .09

YEAR  ENDED SEPTEMBER 30, 2004
QUARTER ENDED:                         COMMON STOCK
------------------------------  -------------------------
                                    HIGH           LOW
                                -------------  ----------

December 31, 2003                     $.71         $.26
March 31, 2004*                        .41          .26

* through February 2, 2004

NUMBER  OF  STOCKHOLDERS

 As of January 31, 2004, there were approximately 597 record holders of our Common Stock.


                           REPORTS TO SECURITY HOLDERS
                           ---------------------------

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended. In accordance with those regulations, we file periodic reports, and other information with the Securities and Exchange Commission. Our reports, and other information can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington D.C. 20549. You can obtain information on the operations of the Public Reference Room by calling the SEC at
(800) SEC-0330. Information also is available electronically on the Internet at http://www.sec.gov.
------------------

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written requests for such documents should be directed to CompuMed, Inc., 5777 West Century Blvd., Suite 1285, Los Angeles, CA 90045. Telephone requests may be directed to us at (310) 258-5000.

We intend to furnish our shareholders with annual reports containing audited financial statements and quarterly reports containing unaudited financial information for the first three quarters of each year.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                 -----------------------------------------------
                                 AND MANAGEMENT
                                 --------------

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our Common Stock as of January 31, 2004 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2003 fiscal year and (iv) all of our directors and current executive officers as a group:




NAME AND ADDRESS OF
BENEFICIAL OWNER(1)                                             AMOUNT AND NATURE
-------------------------------------------------            ----------------------
                                                   BENEFICIAL OWNERSHIP(2)       PERCENT OF CLASS
                                                   -----------------------       -----------------


John G. McLaughlin                                        434,226  (3)                 2.4%

John Minnick                                              802,937  (4)                 4.3%

John Romm, M.D                                            730,302  (5)                 3.9%

Stuart L. Silverman, M.D                                  970,221  (6)                 5.1%

Robert Stuckelman                                       1,277,618  (7)                 6.6%

Phuong Dang                                                68,616  (8)                  *


All officers and Directors as a group (6 persons)       4,283,920                      22.7%

* less than 1%




     (1) The address of all individual directors and executive officers is c/o CompuMed, Inc, 5777 West Century Blvd, Suite 1285, Los Angeles, CA 90045.
     (2) The number of shares of Common Stock issued and outstanding on January 31, 2004 was 17,951,034 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding on January 31, 2004, plus shares of Common Stock subject to options held by such person on January 31, 2004 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
     (3)  Includes  434,226  shares  subject  to  stock  options.
     (4)  Includes  733,652  shares  subject  to  stock  options.
     (5)  Includes  714,902  shares  subject  to  stock  options.
     (6)  Includes  970,221  shares  subject  to  stock  options.
     (7)  Includes  1,123,103  shares  subject  to  stock  options.
     (8)  Includes  68,616  shares  subject  to  stock  options.

                              SELLING STOCKHOLDERS
                              --------------------

Based upon information available to us as of January 31, 2004, the following table sets forth the names of the selling stockholder, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.




                                                                                             Number of Shares
Name and address                                                                             Owned After
of beneficial owner                                  Number of Shares     Number of Shares   Offering(1)
                                                     Beneficially Owned   Offered
-----------------------------------                  -----------------    ----------------   -----------------
Dutchess Private Equities Fund, L.P.(2)                    0              10,000,000(3)                -0-


(1)  This  number  assumes  the  selling  shareholder  sells  all of its shares prior to the completion of the offering.
(2)  Michael  Novielli  and  Douglas  Leighton,  are the Managing  Members  of  Dutchess  Capital  Management,
which  is  the  General  Partner  of  Dutchess  Private  Equities  Fund,  L.P..
(3)  Consists  of  shares  that  may  be  issued  pursuant  to  an  Equity  Line  Agreement.

                            DESCRIPTION OF SECURITIES
                            -------------------------

We have authorized 50,000,000 shares of Common Stock, $.01 par value per share. As of January 31, 2004 there were 17,951,034 issued and outstanding shares of common stock. All shares are of the same class and have the same rights, preferences and limitations.

There are no preemptive rights, subscription rights, or redemption provisions relating to the shares and none of the shares carries any liability for further calls. The absence of preemptive rights could result in a dilution of the interest of existing shareholders if additional shares of Common Stock are issued.

There are no provisions in our Articles of Incorporation or by-laws which would delay, defer or prevent a change of control.

Dividends. Holders of shares are entitled to receive dividends in cash, property or shares when and if the Board of Directors declares dividends out of funds legally available therefore. The by-laws impose no limitations on the payment of dividends. However, we do not anticipate declaring dividends in the foreseeable future.

Voting. A quorum for any meeting of shareholders is a majority of shares then issued and outstanding and entitled to be voted at the meeting. Holders of shares are entitled to one vote per share.

Liquidation, dissolution, winding up. Upon our liquidation, dissolution or winding up, any assets will be distributed to the holders of shares after payment or provision for payment of all our debts, obligations or liabilities.


                              PLAN OF DISTRIBUTION
                              --------------------

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may sell the shares from time to time:

- in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our Common Stock may be listed or quoted at the time of sale; or
- in private transactions and transactions otherwise than on these exchanges or systems or in the Over-The-Counter market;
-    at  prices  related  to  such  prevailing  market  prices,  or
-    in  negotiated  transactions,  or
-    in  a  combination  of  such  methods  of  sale;  or
-    any  other  method  permitted  by  law.

The selling stockholder may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholder may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Dutchess Private Equities Fund, LP and Charleston Capital Corporation and any broker-dealers who act in connection with the sale of its shares will be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal will be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholder that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the Common Stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholder that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholder that they may not:

-    engage  in any stabilization activity in connection with any of the shares;
-    bid  for or purchase any of the shares or any rights to acquire the shares,
- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholder that it must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

We expect to incur approximately $25,000 in expenses related to this registration statement. Our expenses consist mainly of accounting and legal fees.

We  engaged  Charleston  Capital Corporation as our placement agent with respect to the securities to be issued under the Equity Line of Credit. To our knowledge Charleston Capital Corporation has no affiliation or business
relationship  with  Dutchess.  Charleston  Capital  Corporation   will  be  our
exclusive placement agent in connection with the Investment Agreement. We agreed to pay Charleston Capital Corporation 1% of the gross proceeds from each put with an aggregate maximum of $10,000 over the term of our agreement. The Placement Agent Agreement terminates when our Investment Agreement with
Dutchess  terminates  pursuant  to  the  terms  of  that  Investment  Agreement.

                                LEGAL PROCEEDINGS
                                -----------------

We are not aware of any litigation or potential litigation affecting us or our assets.

                                  LEGAL MATTERS
                                  -------------

The legality of our shares of Common Stock being offered hereby is being passed upon by Amy Trombly, Esq. Ms. Trombly will not receive a direct or indirect interest in the small business issuer and has never been a promoter, underwriter, voting trustee, director, officer, or employee of our company. Nor does Ms. Trombly have any contingent based agreement with us or any other interest in or connection to us.

                                     EXPERTS
                                     -------

The financial statements included in this prospectus, have been audited by Rose Snyder & Jacobs, independent auditors, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Rose, Snyder & Jacobs has no direct or indirect interest in us, nor were they a promoter or underwriter.

                             ADDITIONAL INFORMATION
                             ----------------------

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of Common Stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and the Units, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

                                 COMPUMED, INC.
                          INDEX TO FINANCIAL STATEMENTS

Report  of  Independent  Auditors  -  Rose  Snyder  &  Jacobs

Balance  Sheet  as  of  September  30,  2003

Statements  of  Operations  for  the  years  ended  September  30, 2003 and 2002

Statements  of  Stockholders'  Equity for the years ended September 30, 2003 and
2002

Statements  of  Cash  Flows  for  the  years  ended  September 30, 2003 and 2002

Notes  to  Financial  Statements


              REPORT OF ROSE, SNYDER & JACOBS, INDEPENDENT AUDITORS

Board  of  Directors  and  Stockholders
CompuMed,  Inc.

We have audited the accompanying balance sheet of CompuMed, Inc. as of September 30, 2003, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of CompuMed, Inc. as of September 30, 2002, were audited by other auditors whose report dated November 15, 2002, expressed an unqualified opinion on the statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2003 financial statements referred to above present fairly, in all material respects, the financial position of CompuMed, Inc. as of September 30, 2003, and the results of its operations and its cash flows for year ended September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

                     /s/  Rose,  Snyder  &  Jacobs
                     ---------------------------------------------
                     A  Corporation  of  Certified  Public  Accountants

Encino,  California
November  13,  2003


                                 COMPUMED, INC.
                                  BALANCE SHEET



                                   ASSETS
                                                     SEPTEMBER 30,
                                                              2003
                                                     --------------
CURRENT ASSETS
Cash and cash equivalents                                 $66,000
Marketable securities                                     181,000
Accounts receivable, less allowance of $22,000            219,000
Inventory                                                  25,000
Prepaid expenses and other current assets                  21,000
                                                     --------------
TOTAL CURRENT ASSETS                                      512,000

PROPERTY AND EQUIPMENT
Machinery and equipment                                 1,276,000
Furniture, fixtures and leasehold improvements             42,000
Equipment under capital leases                             35,000
                                                     --------------
                                                        1,353,000
Accumulated depreciation and amortization             (1,146,000)
                                                     --------------
                                                          207,000

OTHER ASSETS
Patents, net of accumulated amortization of $0             50,000
Other assets                                               11,000
                                                     --------------
TOTAL OTHER ASSETS                                         61,000

TOTAL ASSETS                                             $780,000
                                                     ==============

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                                                       SEPTEMBER 30,
                                                               2003
                                                      --------------
CURRENT LIABILITIES
Accounts payable                                          $125,000
Accrued liabilities                                        139,000
Current portion of capital lease obligations                 7,000
                                                       -------------
TOTAL CURRENT LIABILITIES                                  271,000

Capital lease obligations, less current portion                -0-

Commitments and Contingencies

STOCKHOLDERS' EQUITY

Preferred Stock, $.10 par value - authorized 1,000,000 shares
Class A $3.50 cumulative convertible voting -
-issued and outstanding - 8,400 shares                       1,000

Class B $3.50 cumulative convertible voting -
-issued and outstanding - 300 shares                           -0-

Common Stock, $.01 par value-authorized 50,000,000 shares
- issued and outstanding- 17,951,034 shares                180,000

Additional paid in capital                              32,296,000

Accumulated deficit                                    (31,978,000)

Accumulated other comprehensive income                      27,000

Deferred stock compensation                                (17,000)
                                                        -----------
                                                            509,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $780,000
                                                        ===========


See  notes  to  financial  statements




                                  COMPUMED, INC.
                             STATEMENTS OF OPERATIONS



                                                        YEAR ENDED SEPTEMBER 30,
                                                      --------------------------
                                                         2003           2002
                                                      ------------  ------------
REVENUES
Electrocardiogram services                              $1,601,000   $1,696,000
Electrocardiogram product and supplies sales               129,000       138,000
OsteoGram (R) sales and services                            81,000       121,000
                                                      ------------  ------------
                                                         1,811,000     1,955,000

COST AND EXPENSES
Cost of electrocardiogram services                         477,000       508,000
Cost of goods sold - electrocardiogram                      88,000        97,000
Cost of goods sold - OsteoGram (R)                           8,000        13,000
Selling expenses                                           282,000       364,000
Research and development                                   216,000       217,000
General and administrative expenses                        945,000     1,097,000
Depreciation and amortization                              217,000       267,000
                                                      ------------  ------------
                                                         2,233,000     2,563,000

OPERATING LOSS                                            (422,000)     (608,000)

Interest income and dividends                               26,000        41,000
Realized gain on marketable securities                      22,000        74,000
Interest expense                                            (1,000)       (1,000)
                                                      ------------  ------------
NET LOSS                                                 $(375,000)    $(494,000)
                                                      ============  ============
NET LOSS PER SHARE - Basic and Diluted                      $(.02)        $(.03)

Weighted average number of common shares outstanding    17,879,525    17,869,309


See  notes  to  financial  statements

                                 COMPUMED,  INC.
                      STATEMENTS  OF  STOCKHOLDERS'  EQUITY

                                             ADDITIONAL                 OTHER           ACCUMULATED
                     PREFERRED     COMMON    PAID IN      ACCUMULATED   COMPREHENSIVE   DEFERRED STOCK
                     STOCK         STOCK     CAPITAL      DEFICIT       INCOME          COMPENSATION        TOTAL

Balances at
 September 30, 2001:      1,000   179,000   32,241,000   (31,109,000)      55,000          (18,000)    1,349,000

Unrealized loss
on marketable securities     -         -            -             -       (53,000)               -       (53,000)

Amortization of
 deferred compensation       -         -            -             -               -         15,000        15,000

Net Loss. .. . .             -         -            -       (494,000)             -                -    (494,000)
                      ---------  --------   -----------  -------------   ----------     ------------   ----------
Balances at
September 30, 2002:  $    1,000  $179,000  $32,241,000  $(31,603,000)   $   2,000       $   (3,000)    $ 817,000

Unrealized gain
on marketable securities     -         -            -             -        25,000                -        25,000

Stock options
 issued for services         -         -        49,000            -             -          (49,000)            -

Amortization
 of deferred compensation    -         -            -             -             -           35,000        35,000

Exercise of options          -      1,000        6,000             -            -                -         7,000

Net Loss. . . . . .          -         -            -       (375,000)           -                -      (375,000)
                      ---------  --------   -----------  ------------  ------------  -------------     ----------
Balances at
September 30, 2003:   $   1,000  $180,000  $32,296,000  $(31,978,000)    $ 27,000    $     (17,000)     $509,000
                      =========  ========   ===========  =============  ===========  ==============    ==========


Comprehensive  losses for the years ended September 30, 2003 and 2002 were ($350,000) and ($547,000), respectively.

See  notes  to  financial  statements.

                                            COMPUMED,  INC.
                                    STATEMENTS  OF  CASH  FLOWS
                                                                           YEAR ENDED SEPTEMBER 30
                                                                           -------------------------
                                                                                2003        2002
                                                                            ----------  ------------

CASH FLOW FROM OPERATING ACTIVITIES:
     Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (375,000)  $(494,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Realized gain on marketable securities . . . . . . . . . . . . . . . . . .    (22,000)    (74,000)
Amortization of deferred stock compensation. . . . . . . . . . . . . . . .     35,000      15,000
Depreciation and amortization. . . . . . . . . . . . . . . . . . . . . . .    217,000     267,000
Decrease (increase) in accounts receivable . . . . . . . . . . . . . . . .      8,000      (3,000)
Decrease  in inventory and prepaid expenses. . . . . . . . . . . . . . . .     24,000      51,000
Decrease (increase) in accounts payable and other liabilities. . . . . . .     29,000     (33,000)
                                                                            ----------  ----------
NET CASH USED BY OPERATING ACTIVITIES. . . . . . . . . . . . . . . . . . .    (84,000)   (271,000)

CASH FLOW FROM INVESTING ACTIVITIES:
Proceeds from selling of marketable securities. . . . . . . . . . . . . . .   150,000     306,000
Investments in purchase of marketable securities . . . . . . . . . . . . .    (35,000)   (110,000)
Purchase of other assets . . . . . . . . . . . . . . . . . . . . . . . . .    (33,000)        -0-
Purchase of property and equipment . . . . . . . . . . . . . . . . . . . .     (9,000)    (39,000)
                                                                            ----------  ----------

NET CASH USED BY INVESTING ACTIVITIES. . . . . . . . . . . . . . . . . . .     73,000     157,000

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock option. . . . . . . . . . . . . . . . . . .     7,000         -0-
Payments on capital lease obligations. . . . . . . . . . . . . . . . . . .     (8,000)    (47,000)
                                                                            ----------  ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES. . . . . . . . . . . . . . . . .     (1,000)    (47,000)

NET DECREASE IN CASH . . . . . . . . . . . . . . . . . . . . . . . . . . .    (12,000)   (161,000)

CASH BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . . . . . . . . .     78,000     239,000

CASH AT END OF PERIOD. . . . . . . . . . . . . . . . . . . . . . . . . . .  $  66,000   $  78,000
                                                                            ==========  ==========
SUPPLEMENTARY DISCLOSURES:
Interest paid. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   1,000   $   1,000

See  notes  to  financial  statements


COMPUMED,  INC.
NOTES  TO  FINANCIAL  STATEMENTS

NOTE  A  -  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business: CompuMed, Inc. (CompuMed or the Company) is a medical diagnostic product and services company focusing on the diagnosis, monitoring and management of several costly, high incidence diseases, particularly cardiovascular disease and osteoporosis. The Company's primary business is the development and marketing of our osteoporosis testing technology (OsteoGram (R))
and  the  computer  interpretation  of  electrocardiograms.   CompuMed  applies
advanced computing, medical imaging, telecommunications and networking technologies to provide medical professionals and patients with affordable, point-of-care solutions for disease risk assessment and decision support.

The  Company  has  incurred  recurring  losses  and  had  net losses aggregating
$869,000 in fiscal years ended September 30, 2003 and 2002. The Company's business strategy includes an increase in OsteoGram (R) sales through domestic and international marketing and distribution efforts. The Company intends to finance this business strategy by using its current working capital resources and cash flows from existing operations. There can be no assurance that the OsteoGram (R) sales will be sufficient to offset related expenses.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of conducting its business. The Company's ability to continue as a going concern is dependent upon various factors including, among others, its ability to generate profits and reduce its operating losses and negative cash flows. No assurance can be given that the Company will be able to accomplish these objectives. The Company uses existing cash and readily available marketable securities balances to fund operating losses and capital expenditures. The Company had raised these funds in 1997 through 2000 through the placement of Preferred Stock issuances and proceeds from the exercise of certain stock options and warrants.

Management believes the Company will be able to generate sufficient revenue, reduce operating expenses or obtain sources of financing in order to fund ongoing operations through at least September 30, 2004. Accordingly, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability or classifications of liabilities that may result from the outcome of this uncertainty.

Cash  Equivalents:
----------------

The Company considers investments in all highly liquid debt instruments with a maturity of three months or less when purchased, and investments in money market accounts to be cash equivalents. Cash and cash equivalents also consist of cash on hand and demand deposit accounts.

Marketable  Securities:
---------------------

Marketable securities consist of Common Stock of publicly traded domestic companies and are stated at market value based on the most recently traded price of these securities at September 30, 2003. All marketable securities are classified as available for sale at September 30, 2003 and for the two years then ended. Unrealized gains and losses, determined by the difference between historical purchase price and the market value at each balance sheet date, are recorded as a component of Accumulated Other Comprehensive Income in Stockholders' Equity. Realized gains and losses are determined by the difference between historical purchase price and gross proceeds received when the marketable securities are sold. As of September 30, 2003, the Company's investments in marketable securities were valued at $181,000. The Company recorded a realized gain of $22,000 and $74,000 for the years ended September 30, 2003 and 2002, respectively, and $47,000 and $21,000 of unrealized gain (net of reclassification adjustments of $22,000 and $74,000 of realized gains above) as other comprehensive income, net of income taxes of $0 for the years ended September 30, 2003 and 2002, respectively.

Accounts  Receivable:
---------------------

The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any of its customers are unable to make required payments. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, and changes in customer payment terms when making estimates of the uncollectability of the Company's trade accounts receivable balances. If the Company determines that the financial conditions of any of its customers deteriorated, whether due to customer specific or general economic issues, increases in the allowance may be made. Accounts receivable are written off when all collection attempts have failed.

Inventory:
----------

Inventory consists of electrocardiogram terminals, component parts and electrocardiogram medical supplies and OsteoGram (R) hardware. Inventory, primarily finished goods, is stated at the lower of cost (first-in first-out method) or market.

Property  and  Equipment:
----------------------

Property and equipment are stated at cost. Depreciation and amortization are computed on the straight-line basis over 3 to 5 years. As of September 30, 2003, the property and equipment being leased to customers had a historical cost of $1,026,000. Amortization of assets leased under capital leases is included in Depreciation and Amortization Expenses.

Revenue  Recognition:
---------------------

Electrocardiogram and OsteoGram (R) services are recorded as revenue when billed to the customer in conjunction with services performed. The Company leases electrocardiogram equipment under operating leases. Accordingly, revenue from operating leases is recognized over the life of the non-cancelable lease terms under the straight-line method and is recorded as electrocardiogram service and supply revenue in the statement of operations. electrocardiogram and OsteoGram
(R) product and supplies sales are recorded upon shipment of product and passage of title to the customer.

Patents:
--------

Patents are amortized over their useful lives, starting from their approval date.

Income  Taxes:
--------------

The Company utilizes the liability method to determine the provision for income taxes, whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Per  Share  Data:
----------------

The Company reports its earnings (loss) per share in accordance with Statement of Financial Accounting Standards No.128, "Accounting for Earnings Per Share" ("FAS 128"). Basic loss per share is calculated using the net loss divided by the weighted average common shares outstanding. Shares from the assumed conversion of outstanding warrants, options and the effect of the conversion of the Class A Preferred Stock and Class B Preferred Stock are omitted from the computations of diluted loss per share because the effect would be antidilutive.

Financial  Instruments:
-----------------------

The carrying value of short-term financial instruments such as cash equivalents, accounts receivable, accounts payable, accrued liabilities and capital leases approximates their fair value based on the short-term maturities of these instruments.

Long-lived  Assets:
-------------------

Long-lived assets used in operations are reviewed periodically to determine whether the carrying values are not impaired and, if indications of impairment are present or if long-lived assets are expected to be disposed of, impairment losses are recorded. Any impairment is charged to expense in the period in which the impairment is determined. The Company has not recorded impairment charges during the years ended September 30, 2003 and 2002.

Use  of  Estimates:
-------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock  Based  Compensation:
-------------------------

The Company accounts for employee and director's stock option grants using the intrinsic method. Generally, the exercise price of the employee stock options equal or exceeds the market price of the underlying stock on the date of grant and no compensation expense is recognized. If the option price is less than market value, the Company records compensation expense over the vesting period of the option.

The Company accounts for equity instruments issued to non-employees in exchange for goods or services using the fair value method and records expense based on the values determined.

Concentration  of  Credit  Risk:
--------------------------------

The Company sells its products throughout the United States and in the international markets. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses have been within management's expectations. For the year ended September 30, 2003 two customers accounted for approximately 33% of the Company total revenue and approximately 37% of total accounts receivable at September 30, 2003.

NOTE  B  -  INCOME  TAXES

At September 30, 2003, the Company has available for federal income tax purposes, net operating loss carry forwards of approximately $6.1 million, which expire between 2004 and 2023. The utilization of the above net operating loss carry forwards are subject to significant limitations under the tax codes due to changes in ownership and portions may expire prior to utilization. The difference between the Company's effective income tax rate and the statutory federal rate for the years ended September 30, 2003 and 2002 relates primarily to losses incurred for which no tax benefit was recognized, due to the uncertainty of its realization. The valuation allowance was $2,248,000 and $3,457,000 at September 30, 2003 and 2002, respectively, representing a decrease of $1,400,000 for the year ended September 30, 2003. This decrease is mainly explained by loss carry forwards that expire in the current year.

Significant components of the deferred tax liabilities and assets as of September 30, 2003 are as follows:

                                                  2003
                                             ------------
Deferred tax liabilities:
Depreciation and amortization . . . . . . .  $   (24,000)

Deferred tax assets:
Account receivable allowance. . . . . . . .        9,000

Net operating loss carry forwards . . . . .    2,215,000
                                             ------------
Total deferred tax assets . . . . . . . . .    2,224,000

Valuation allowance for Deferred tax assets   (2,248,000)
                                             ------------
Net deferred tax assets . . . . . . . . . .       24,000
                                             ------------
Total . . . . . . . . . . . . . . . . . . .  $         0
                                             ============

NOTE  C  -  STOCKHOLDERS'  EQUITY

Class  A  $3.50  Cumulative  Convertible  Voting  Preferred  Stock:
-----------------------------------------------------------------

The holders of Class A Preferred Stock are entitled to receive, when and as declared by the Board of Directors, dividends at an annual rate of $.35 per share, payable quarterly. Dividends are cumulative from the date of issuance. Total cumulated dividends not declared at September 30, 2003 amounted to $16,000. Every two shares of the Class A Preferred Stock are presently convertible, subject to adjustment, into one share of Common Stock. In the event of any liquidation, the holders of the Class A Preferred Stock are entitled to receive $2.00 in cash per share plus accumulated and unpaid dividends out of assets available for distribution to stockholders, prior to any distribution to holders of Common Stock or any other stock ranking junior to the Class A Preferred Stock. The Class A Preferred Stock may be redeemed by the Company, upon 30-days' written notice, at a redemption price of $3.85 per share. Class A Preferred Stock stockholders have the right to convert their shares into Common Stock during such 30-day period.

Shares of Class A Preferred Stock have one vote each. Shares of Class A Preferred Stock vote along with shares of Common Stock and shares of Class B
Preferred Stock as a single class on all matters presented to the stockholders for action except as follows: Without the affirmative vote of the holder of a majority of the Class A Preferred Stock then outstanding, voting as a separate class, the Company may not (i) amend, alter or repeal any of the preferences or rights of the Class A Preferred Stock, (ii) authorize any reclassification of the Class A Preferred Stock, (iii) increase the authorized number of shares of Class A Preferred Stock or (iv) create any class or series of shares ranking prior to the Class A Preferred Stock as to dividends or upon liquidation. A total of 4,200 shares of Common Stock are currently issuable upon conversion of the remaining 8,400 shares of the Class A Preferred Stock.

Class  B  $3.50  Convertible  Voting  Preferred  Stock:
----------------------------------------------------

In August 1994, the Company issued 52,333 shares of Class B $3.50 Convertible Preferred Stock ("Class B Preferred Stock") in connection with the acquisition of certain property. The holders of Class B Preferred Stock are entitled to receive dividends only, when and as declared by the Board of Directors. Each share of Class B Preferred Stock is convertible, subject to adjustment, into ten shares of Common Stock. In the event of any liquidation, the holders of the Class B Preferred Stock are entitled to receive $3.50 in cash per share plus accumulated and unpaid dividends out of assets available for distribution to stockholders, prior to any distribution to holders of Common Stock or any other stock ranking junior to the Class B Preferred Stock. Each share of Class B Preferred Stock may be redeemed by the Company, upon 30-days' written notice, at a redemption price of $3.85 per share. Class B Preferred Stock stockholders have the right to convert their shares into Common Stock during this 30-day period.

Shares of Class B Preferred Stock are entitled to one vote each. Shares of Class B Preferred Stock vote as a single class on all matters presented to the stockholders for action except as follows: Without the affirmative vote of the holder of a majority of the Class B Preferred Stock then outstanding, voting as a separate class, the Company may not (i) amend, alter or repeal any of the preferences or rights of the Class B Preferred Stock, (ii) authorize any reclassification of the Class B Preferred Stock, (iii) increase the authorized number of shares of Class B Preferred Stock or (iv) create any class or series of shares ranking prior to the Class B Preferred Stock as to dividends or upon liquidation. A total of 3,000 shares of Common Stock are currently issuable upon conversion of the remaining 300 shares of Class B Preferred Stock.



NOTE  D  -  STOCK  OPTIONS  AND  WARRANTS

Stock  Options:
---------------

The Company has adopted one non-stockholder approved stock incentive plan, the 2003 Stock Incentive Plan (the "2003 Plan"), and two stockholder approved stock options plans, the 1992 Stock Option Plan ("1992 Plan") and the 2002 Stock Option Plan (the "2002 Plan") (collectively, the "Plans"). The 1992 Plan expired in March 2002 and the 2002 Plan was suspended on the effective date of the 2003 Plan in June 2003. Awards are outstanding under the Plans, but awards may be granted in the future only under the 2003 Plan. The 2003 Plan provides for the granting of options, stock awards and other forms of equity compensation to key employees, officers and certain individuals. Only nonqualified options may be granted under the 2003 Plan.

Options granted under the Plans generally become exercisable at a rate of 33% of the shares subject to an option one year after the date of grant and the remaining shares generally become exercisable over an additional 24 months. The duration of options may not exceed ten years beyond the date of grant.

In addition to options issued pursuant to these Plans, the Company has granted non-qualified stock options to certain members of the Board of Directors, management and consultants. Such options have been granted with exercise prices equal to the market prices of the Common Stock at the date of grant and are for a term of ten years. During 2000, the Company issued options to purchase 149,843 shares of Common Stock in exchange for services provided over a period of one to two years. The Company valued these options using the fair value method, at $59,000 of which $9,000 was expensed in 2000, $38,000 was expensed in 2001and $12,000 was expensed in fiscal 2002. During 2001, the Company issued options to purchase 50,000 shares of Common Stock in exchange for services provided over a period of three years. The Company valued these options using the fair value method, at $7,000 of which $1,000 was expensed in 2001, $3,000 was expensed in 2002 and $2,000 was expensed in fiscal 2003.

During fiscal 2003, the Company granted options to purchase 50,000 shares of common stock to an officer for compensation, vested upon the grant date. These options were recorded at $0, using the intrinsic method. The Company also issued options to purchase 2,971,768 shares of Common Stock to directors and employees in 2003, under the 2003 Plan. These options were recorded at $42,000, also using the intrinsic method. $30,000 of these options were expensed in fiscal 2003. The Company granted options to issue 120,000 shares to a consultant over a 6 month-period. These options were accounted using the fair value method, in accordance with Financial Accounting Standards Board 123, $7,000, of which $3,000 was expensed during fiscal 2003.

Statement of Financial Accounting Standards 123 "Accounting for Stock-Based Compensation", amended by Statement of Financial Accounting Standards 148 requires pro forma information regarding net income (loss) using compensation that would have been incurred if the Company had accounted for its employee stock options under the fair value method. Options to purchase 3,141,768 shares of Common Stock were granted during the year ended September 30, 2003. The fair value of these options has been estimated at $111,000 using the Black-Scholes Option pricing model, with the following assumptions:


Risk  free  interest  rate                    3.33%  to  4.05%
Stock  volatility  factor                     18%
Weighted  average  expected  option  life     10  years
Expected  dividend  yield                     None

2002 Pro forma information regarding net loss and loss per share including the effect of outstanding stock options has not been presented because the effect is immaterial.

A summary of the stock option activity, and related information for the years ended September 30 follows:

                                                2003                 2002
                                            -----------------   -----------------
                                                 WEIGHTED-            WEIGHTED-
                                                 AVERAGE              AVERAGE
                                                 EXERCISE             EXERCISE
                                             SHARES  PRICE      SHARES    PRICE
                                        -----------  ------    ---------  -------
Options outstanding, beginning of year   3,123,633      .51    3,244,763     .61
Options exercised. . . . . . . . . . .     (81,725)     .08           -0       -
Options granted. . . . . . . . . . . .   3,141,768      .09      550,000     .25
Options forfeited/canceled . . . . . .  (1,156,651)     .66     (671,130)    .64
                                        -----------  ------    ---------- -------

Options outstanding, end of year . . .   5,027,025      .22    3,123,633     .51
                                        ===========  ======    ========== =======
Exercisable at end of year . . . . . .   4,273,673      .22    1,921,211     .65
                                        ===========  ======    ========== =======

The 2003 pro forma net loss and loss per share had the Company accounted for its options using FAS 123 would have been as follows:


Net  loss  as  reported                                   $(375,000)
Basic  and  diluted  loss  per  share  as  reported          $(0.02)

Stock  based  employee  compensation  cost
Net  of  related  tax  effect  included  in  the
Determination  of  net  loss  as  reported                  $35,000

Total  Stock  based  employee  compensation
Net of related tax effect, that would have Been included in the determination of net
Loss  if  the  fair  value  based  method  would

Have  been  applied  to  all  awards                       $111,000
Pro  forma  net  loss  as  if  the  fair  value  based

Method  had  been  applied  to  all  awards               $(451,000)

Pro  forma  basic  and  diluted  loss  per  share
As  if  the  fair  value  method  had  been  applied
Applied  to  all  awards                                     $(0.03)

The following summarizes information concerning stock options outstanding at September 30, 2003:

                                                  WEIGHTED AVERAGE  WEIGHTED          NUMBER           WEIGHTED
RANGE OF . . . . . . . . . . . . . . . . . . . .  NUMBER            REMAINING         AVERAGE          SUBJECT TO    AVERAGE
EXERCISE PRICES. . . . . . . . . . . . . . . . .  OUTSTANDING       CONTRACTUAL LIFE  EXERCISE PRICE   EXERCISE      EXERCISE PRICE

0.00 - $0.425 . . . . . . . . . . . . . . . . .     4,145,043           9.2           $   0.1189       3,391,691        0.1035

0.4251 - $0.85. . . . . . . . . . . . . . . . .       847,519           5.6           $   0.6734        847,519         0.6734

0.851 - $1.275. . . . . . . . . . . . . . . . .        34,463           3.8           $   1.1396          34,463        1.1396

Total. . . . . . . . . . . . . . . . . . . . . .    5,027,025           8.6           $   0.2194       4,273,673        0.22


 NOTE  E  -  COMMITMENTS  AND  CONTINGENCIES

The Company has capital leases for computer and office equipment that expire through 2004 and has a non-cancelable operating lease for a facility expiring in August 2004, with an option to extend the term of this lease for an additional five years. The following is a summary as of September 30, 2003 of future minimum lease payments together with the present value of the net minimum lease payments on capital leases:

                                                             CAPITAL   OPERATING
YEAR ENDING SEPTEMBER 30                                      LEASES    LEASES
-----------------------------------------------------------  --------  ----------

2004. . . . . . . . . . . . . . . . . . . . . . . . . . . .     8,000     114,000
2005. . . . . . . . . . . . . . . . . . . . . . . . . . . .        -0      11,000
2006. . . . . . . . . . . . . . . . . . . . . . . . . . . .        -0      11,000
2007. . . . . . . . . . . . . . . . . . . . . . . . . . . .        -0      11,000
2008. . . . . . . . . . . . . . . . . . . . . . . . . . . .        -0      11,000
                                                           ----------  ----------
Total minimum lease payments. . . . . . . . . . . . . . . .  $  8,000  $  158,000
                                                           ==========  ==========
Less amount representing interest . . . . . . . . . . . . .     1,000
                                                           ----------
Net minimum lease payments. . . . . . . . . . . . . . . . .  $  7,000
Less current portion. . . . . . . . . . . . . . . . . . . .     7,000
                                                           ----------
Present value of net minimum payments, less current portion  $    -0-
                                                           ==========

Rental expense under operating leases was $128,000 and 118,000 in fiscal years 2003 and 2002.

Litigation
----------

From time to time the Company is involved in litigation and threatened litigation arising in the ordinary course of business. The Company is not aware of any material unsettled litigation.

Employment  Agreement
---------------------

We entered into a temporary employment agreement with John G. McLaughlin, President and CEO, from May 20, 2002 through September 30, 2002. Under the terms of the agreement, Mr. McLaughlin received an annualized compensation of $150,000 and standard employee options to purchase 100,000 shares of Common Stock at an exercise price of $0.25 per share. Subsequently we entered into a long-term agreement with Mr. McLaughlin effective November 2, 2002 through September 30, 2004. This agreement provides a base salary of $150,000 per year and a performance bonus with a target of $150,000 for revenue, profit and other criteria far exceeding fiscal 2002. In addition, Mr. McLaughlin received standard employee options to purchase 50,000 shares of Common Stock at an exercise price of $0.20 per share. In the event Mr. McLaughlin's employment agreement is terminated by us without cause, or by Mr. McLaughlin for good reason, he is entitled to receive all accrued compensation plus any bonus he would otherwise receive for the remaining term of his contract. This agreement was amended effective October 1, 2003 to provide that the Board of Directors will award Mr. McLaughlin a bonus for fiscal 2004 of between $75,000 and $150,000 based on performance factors, including revenue, profit and accomplishment of milestones.

NOTE  F  -  SAVINGS  AND  RETIREMENT  PLANS

The Company has a Savings and Retirement Plan (the "Plan") under which every full-time salaried employee who is 18 years of age or older may contribute up to 100 percent of his or her eligible annual salary to our Plan. For an employee contribution of up to but not exceeding 6 percent of the employee's annual salary the Company makes a matching contribution of $.25 for every $1.00 of the employee's contribution. The Company's contributions are 100% vested after 36 months of contributions to the Plan. Benefits are payable under the Plan upon termination of a participant's employment with us or at retirement. The Plan meets the requirements of Section 401(k) of the Internal Revenue Code. The Company's matching contribution, which was charged to expense, was $15,000 and $13,000 in fiscal 2003 and 2002, respectively.

NOTE  G  -  RELATED  PARTY  TRANSACTIONS

The Company has retained the services of an investment advisor, who is also a member of the Board of Directors, to provide advice on the investment portfolio. During fiscal years ended September 30, 2003 and 2002, the Company incurred, for these services, $2,000 and $ 4,000 respectively.


FINANCIAL INFORMATION

                                                  BALANCE  SHEETS
                                                  COMPUMED,  INC.
                                                                  DECEMBER 31, 2003             SEPTEMBER 30, 2003
                                                                  ------------------            -------------------
                                                                         (UNAUDITED)                      (AUDITED)
                                                                  ------------------            -------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                  $ 31,000                       $ 66,000
Marketable securities. . . . . . . . . . . . . . . . . . . . . .            190,000                        181,000
Accounts receivable, less allowance of $21,000 (December 2003)
 and $22,000 (September 2003). . . . . . . . . . . . . . . . . .            217,000                        219,000
Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . .             29,000                         25,000
Prepaid expenses and other current assets. . . . . . . . . . . .             25,000                         21,000
                                                                  ------------------            -------------------
TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . . . . . .            492,000                        512,000


PROPERTY AND EQUIPMENT
Machinery and equipment. . . . . . . . . . . . . . . . . . . . .          1,276,000                      1,276,000
Furniture, fixtures and leasehold improvements . . . . . . . . .             42,000                         42,000
Equipment under capital leases . . . . . . . . . . . . . . . . .             35,000                         35,000
                                                                  ------------------            -------------------
                                                                          1,353,000                      1,353,000
Accumulated depreciation and amortization. . . . . . . . . . . .         (1,197,000)                    (1,146,000)
                                                                  ------------------            -------------------
                                                                            156,000                        207,000
OTHER ASSETS
Patents, net of accumulated amortization of $0 . . . . . . . . .             51,000                         50,000
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . .             11,000                         11,000
                                                                  ------------------            -------------------
TOTAL ASSETS                                                               $710,000                       $780,000
                                                                  ==================            ===================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                                                           $ 92,000                       $125,000
Accrued liabilities. . . . . . . . . . . . . . . . . . . . . . .            126,000                        139,000
Current portion of capital lease obligations . . . . . . . . . .              5,000                          7,000
                                                                  ------------------            -------------------
TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . . . . . . .            223,000                        271,000

STOCKHOLDERS' EQUITY
Preferred Stock, $.10 par value - authorized 1,000,000 shares
Preferred Stock- Class A $3.50 cumulative convertible voting  -
    issued and outstanding - 8,400 shares. . . . . . . . . . . .              1,000                          1,000

Preferred Stock- Class B $3.50 cumulative convertible voting -
   issued and outstanding -300 shares. . . . . . . . . . . . . .                  -                              -

Common Stock, $.01 par value-authorized 50,000,000 shares,
   issued and outstanding-17,951,034 shares. . . . . . . . . . .            180,000                        180,000

Additional paid in capital . . . . . . . . . . . . . . . . . . .         32,304,000                     32,296,000

Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . .        (32,039,000)                   (31,978,000)

Accumulated other comprehensive income . . . . . . . . . . . . .             41,000                         27,000

Deferred stock compensation. . . . . . . . . . . . . . . . . . .                  -                        (17,000)
                                                                  ------------------            -------------------

TOTAL STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . . . . . .            487,000                        509,000
                                                                  ------------------            -------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $710,000                       $780,000
                                                                  ==================            ===================
See notes to condensed financial statements.

                                        STATEMENTS  OF  OPERATIONS  (UNAUDITED)
                                                     COMPUMED,  INC.

                                                             THREE MONTHS ENDED DECEMBER 31,
                                                             -------------------------------
                                                                  2003                    2002
                                                       ----------------             ------------
REVENUES FROM OPERATIONS
ECG services                                                   $384,000               $ 410,000
ECG product and supplies sales. . . . . . . . . . . .            18,000                  28,000
OsteoGram(R) sales and services . . . . . . . . . . .            58,000                  14,000
                                                       -----------------             -----------
                                                                460,000                 452,000
COSTS AND EXPENSES
Costs of ECG services . . . . . . . . . . . . . . . .           119,000                 124,000
Cost of goods sold-ECG. . . . . . . . . . . . . . . .            15,000                  21,000
Cost of goods sold- OsteoGram(R). . . . . . . . . . .             4,000                   2,000
Selling expenses. . . . . . . . . . . . . . . . . . .            45,000                  82,000
Research and development. . . . . . . . . . . . . . .            53,000                  51,000
General and administrative expenses . . . . . . . . .           241,000                 274,000
Depreciation. . . . . . . . . . . . . . . . . . . . .            51,000                  55,000
                                                       -----------------             -----------
                                                                528,000                 609,000

OPERATING LOSS. . . . . . . . . . . . . . . . . . . .           (68,000)               (157,000)

Interest income and dividends . . . . . . . . . . . .             5,000                   8,000
Realized gain on marketable securities. . . . . . . .             2,000                   2,000
Interest expense. . . . . . . . . . . . . . . . . . .                 -                       -
NET LOSS                                                       $(61,000)               $(147,000)
                                                        ================             ============

NET LOSS PER SHARE (Basic and diluted)                        $     (0)               $    (.01)
                                                        ================             ============

Weighted average number of common shares outstanding.         17,951,034              17,869,309
                                                        ================             ============

See notes to condensed financial statements.

                                     STATEMENTS  OF  CASH  FLOWS  (UNAUDITED)
                                                 COMPUMED,  INC.
                                                                                   THREE MONTHS ENDED
                                                                                   -------------------
                                                                    DECEMBER 31, 2003               DECEMBER 31, 2002
                                                                    -----------------               ------------------

OPERATING ACTIVITIES:
Net loss                                                                      $(61,000)                      $(147,000)
Net adjustments to reconcile net loss to net cash used in
 operating activities:
Realized gain on marketable securities . . . . . . . . . . . . . .              (2,000)                        (2,000)
Amortization of deferred stock compensation. . . . . . . . . . . .              25,000                              -
Depreciation and amortization. . . . . . . . . . . . . . . . . . .              51,000                         55,000
     Decrease in accounts receivable . . . . . . . . . . . . . . .               2,000                         33,000
     Increase in inventory and prepaid expenses. . . . . . . . . .              (8,000)                        (6,000)
     Decrease (increase) in accounts payable and other liabilities             (46,000)                        44,000
                                                                    -------------------             ------------------
NET CASH USED IN OPERATING ACTIVITIES. . . . . . . . . . . . . . .             (39,000)                       (23,000)

INVESTING ACTIVITIES:
Proceeds from selling of marketable securities. . . . . . . . . . .               7,000                        27,000
Purchases of other asset. . . . . . . . . . . . . . . . . . . . . .              (1,000)
Purchases of property, plant and equipment . . . . . . . . . . . .                   -                         (5,000)
                                                                    -------------------             ------------------
NET CASH PROVIDED BY INVESTING ACTIVITIES. . . . . . . . . . . . .               6,000                         22,000

FINANCING ACTIVITIES:
Principal payments on capital lease obligations. . . . . . . . . .              (2,000)                        (2,000)
                                                                    -------------------             ------------------
NET CASH USED IN FINANCING ACTIVITIES. . . . . . . . . . . . . . .              (2,000)                        (2,000)
                                                                    -------------------             ------------------

NET DECREASE IN CASH . . . . . . . . . . . . . . . . . . . . . . .             (35,000)                        (3,000)

Cash and cash equivalents at beginning period. . . . . . . . . . .              66,000                         78,000
                                                                    -------------------             ------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                    $ 31,000                       $  75,000
                                                                     ==================               =================

Cash paid for interest                                                        $      -                       $  (1,000)
                                                                     ==================               =================

See notes to condensed financial statements.

NOTES  TO  FINANCIAL  STATEMENTS  (UNAUDITED)
COMPUMED,  INC.

NOTE  A-BASIS  OF  PRESENTATION  AND  ACCOUNTING  POLICIES

The accompanying interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended December 31, 2003 are not necessarily indicative of the results that may be expected for the year ending September 30, 2004. For further information, refer to the financial statements for the year ended September 30, 2003 and the notes thereto included in the Company's Annual Report on Form 10-KSB.

The balance sheet at September 30, 2003 has been derived from the Company's year-end audited financial statements but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

The Company has historically used existing cash and readily available marketable securities balances to fund operating losses and capital expenditures. The Company raised these funds in 1997 through 2000 through the placement of Preferred Stock issuances and proceeds from the exercise of certain stock options and warrants.

The Company has incurred recurring losses and had net losses aggregating $208,000 in quarters ended December 31, 2003 and 2002. The Company's business strategy includes an increase in OsteoGram (R) sales through domestic and international marketing and distribution efforts. The Company intends to finance this business strategy by using its current working capital resources and cash flows from existing operations. There can be no assurance that the sales will be sufficient to offset related expenses.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of conducting its business. The Company's ability to continue as a going concern is dependent upon various factors including, among others, its ability to generate profits and reduce its operating losses and negative cash flows. No assurance can be given that the Company will be able to accomplish these objectives. The Company uses existing cash and readily available marketable securities balances to fund operating losses and capital expenditures. The Company had raised these funds in 1997 through 2000 through the placement of Preferred Stock issuances and proceeds from the exercise of certain stock options and warrants.

Management believes the Company will be able to generate sufficient revenue, reduce operating expenses or obtain sources of financing in order to fund ongoing operations through at least December 31, 2004. Accordingly, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability or classifications of liabilities that may result from the outcome of this uncertainty.

Stock-Based  Compensation
-------------------------
The Company accounts for employee stock option grants in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations (APB 25), and has adopted the "disclosure only" alternative described in Statement of Financial Accounting Standards
(SFAS) No. 123, Accounting for Stock-Based Compensation, amended by SFAS No. 148 Accounting for Stock-Based Compensation-Transition and Disclosure.

SFAS No. 123, Accounting for Stock-Based Compensation, requires pro forma information regarding net income (loss) using compensation that would have been incurred if the Company had accounted for its employee stock options under the fair value method of that statement. Options to purchase 261,087 and 0 shares of CompuMed, Inc. were granted during the three months ended December 31, 2003 and 2002, respectively. The fair value of options granted, which have been estimated at $65,000 and $0, respectively, at the date of grant were determined using the Black-Scholes Option pricing model with the following assumptions:




                                           2003        2002
                                       ---------    --------
Risk free interest rate . . . . . . .      4.28%       4.05%
Stock volatility factor . . . . . . .       54%         43%
Weighted average expected option life   10 years     10 years
Expected dividend yield . . . . . . .      None          None

The pro forma net loss and loss per share had the Company accounted for the options using FAS 123 would have been as follows:


                                                  2003        2002
                                              ---------  ----------

Net loss as reported . . . . . . . . . . . .  $(61,000)  $(147,000)

Basic and diluted loss per share as reported     (0.00)      (0.01)
Add:  Stock-based employee compensation
cost included in determination of net loss
as reported. . . . . . . . . . . . . . . . .     8,000           -

Deduct:  Stock-based employee
compensation cost that would have been
included in the determination of net loss if
 the fair value based method had been
applied to all awards. . . . . . . . . . . .    (8,000)     (6,000)
                                              ---------  ----------

Pro forma net loss if the fair value based
method had been applied to all awards. . . .  $(61,000)  $(153,000)
                                              =========  ==========
Basic and diluted pro forma loss per share
if the fair value based method had been
applied to all awards. . . . . . . . . . . .  $  (0.00)  $   (0.01)
                                              =========  ==========



A summary of the stock options activity, and related information for the quarters ended December 31 follows:





                                               2003                   2002
                                          --------------------    --------------------
                                                      Weighted-              Weighted-
                                                      Average                Average
                                                      Exercise               Exercise
                                          Shares      Price      Shares      Price
                                          ----------  ---------  ----------  ---------

Options outstanding, beginning of period  5,027,025        0.22  3,124,466        0.51
Options exercised. . . . . . . . . . . .          -           -          -           -
Options granted. . . . . . . . . . . . .    261,087        0.34     50,000        0.20
Options forfeited/canceled . . . . . . .     (1,104)       0.96   (258,076)       0.71
                                          ----------  ---------  ----------  ---------

Options outstanding, end of period . . .  5,287,008        0.23  2,916,390        0.48
                                          ==========  =========  ==========  =========

Options exercisable, end of period . . .  4,495,347        0.22  1,698,968        0.64
                                          ==========  =========  ==========  =========


The following summarizes information concerning stock options outstanding at December 31, 2003:



                          Weighted                  Weighted  Number     Weighted
                          Average      Remaining    Average   Subject    Average
                          Number       Contractual  Exercise  to         Exercise
                          Outstanding  Life         Price     Exercise   Price
                          -----------  -----------  --------  ---------  --------
Range of Exercise Prices

0.00 - $0.425. . . . . .    4,406,130          9.0    0.1319  3,614,469    0.1047
0.4251 - $0.85 . . . . .      847,375          5.4    0.6734    847,375    0.6734
0851 - $1.275. . . . . .       33,503          3.7    1.1436     33,503    1.1436
                          -----------  -----------  --------  ---------  --------

                            5,287,008          8.4    0.2251  4,495,347    0.2197
                          ===========  ===========  ========  =========  ========


Per  share  data
----------------
The Company reports its earnings (loss) per share in accordance with Statement of Financial Accounting Standards No.128, "Accounting for Earnings Per Share" ("FAS 128"). Basic loss per share is calculated using the net loss divided by the weighted average common shares outstanding. Shares from the assumed conversion of outstanding warrants, options and the effect of the conversion of the Class A Preferred Stock and Class B Preferred Stock are omitted from the computations of diluted loss per share because the effect would be antidilutive.

NOTE  B-OTHER  AGREEMENTS

On December 23, 2004, we entered into an Investment Agreement and a Registration Rights Agreement with Dutchess Private Equities Fund, L.P. (Dutchess), pursuant to which Dutchess agreed to purchase up to $5,000,000 of our shares Common Stock over a three year period. Purchases are made, if at all, subject to certain conditions, upon our request. Dutchess cannot unilaterally purchase any shares of our common stock.

Dutchess' obligation to purchase our Common Stock is contingent upon certain closing conditions. Such conditions relate to the Investment Agreement and include: (i) that our representations and warranties are true and correct as of the funding date, (ii) that we have performed all of our covenants, agreements and conditions required to be performed us, (iii) that trading of our common stock has not been suspended, (iv) that no statute, rule, regulation, executive order, decree, ruling or injunction is in force against the transactions contemplated in the Note and Warrant Purchase Agreement, (v) that no pending or threatened litigation exists, and (vi) that the SEC has declared effective a registration statement covering the shares to be purchased by Dutchess. The purchase price of our shares of Common Stock equal 95% the three lowest closing best bid prices of our common stock during the pricing period.


                    _________________________________________
                    -----------------------------------------



                                  COMPUMED, INC.
                              10,000,000 Shares of
                                  Common Stock



                    _________________________________________
                    -----------------------------------------

   No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by CompuMed, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

                 _____________________ PROSPECTUS _____________



   Until [90 days from the date of effectiveness], all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.

                                  February 27, 2004


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Please  refer  to  "MANAGEMENT  -  Limitations  on  Officer  and  Director
Liability."

ITEM  25.          OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth the various costs and expenses in connection with the sale and distribution of the Common Stock being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers filing fees.

                                               Amount  to
                                                Be  paid
                                                 --------

     SEC  Registration  Fee                    $    300
     Printing  and  Edgarizing  expenses       $  1,000
     Legal  fees  and  expenses                $  8,000
     Accounting  fees  and  expenses           $  5,000
     Transfer  agent                           $    500
     Stock  certificates                       $    200
     Miscellaneous                             $    500

     Total                                     $ 25,000

ITEM  26.          RECENT  SALES  OF  UNREGISTERED  SECURITIES

None.

EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION  OF  EXHIBIT

3.1  Certificate  of  Incorporation of the Company [Incorporated by reference to
     Exhibit 3.1 to the Company's Registration Statement of Form S-1 (File No. 33-46061), effective May 7, 1992]

3.2 Certificate of Amendment of Certificate of Incorporation [Incorporated by reference to Exhibit 3.1a to Amendment No. 1 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-2 (File No. 33-48437), filed June 28, 1994]

3.3 Certificate of Amendment of Certificate of Incorporation [Incorporated by reference to Exhibit 3.1b to Amendment No. 2 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-2 (File No. 33-48437), filed November 7, 1994]

3.4 Certificate of Correction of Certificate of Amendment [Incorporated by reference to Exhibit 3.1c to Amendment No. 2 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-2 (File No. 33-48437), filed November 7, 1995]

3.5 By-Laws of the Company, as currently in effect [Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-46061), effective May 7, 1992]

4.1  Form  of  Preferred Stock Certificate [Incorporated by reference to Exhibit
     4.2 to the Company's Registration Statement on Form S-1 (File No. 33-46061), effective May 7, 1992]

4.2 Certificate of Designation of Class A Preferred Stock [Incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995 (File No. 0-14210)]

4.3 Certificate of Designation of Class B Preferred Stock [Incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995 (File No. 0-14210)]

5.1*  Legal  Opinion

10.1 1992 Stock Option Plan [Incorporated by reference to Exhibit 10.12 to the Company's Registration Statement on Form S-1 (File No. 33-46061), effective May 7, 1992]

10.2 Form  of Non-Qualified Stock Option Agreement [Incorporated by reference to
     Exhibit 10 to the Company's Registration Statement on Form S-8 (File No. 33-63435), filed October 14, 1995]

10.3 Commercial  Office  Lease  dated  August  16,  1999 between the Company and
     L.A.T. Investment Corporation, a California corporation [Incorporated by reference to Exhibit 10.24 to the Company's 1999 Form 10-KSB]

10.4 2002 Stock Option Plan [Incorporated by reference to Appendix B to our Definitive Proxy Statement on Schedule 14A (File No. 0-14210), filed on May 3, 2002]

10.5 Form of Stock Option Agreement [Incorporated by reference to Exhibit 10.5 to the Company's Form 10-QSB for the quarter ended June 30, 2002 (File No. 0-14210), filed August 14, 2002]

10.6 Employment Agreement dated November 2, 2002 between the Company and Mr. McLaughlin [Incorporated by reference to Exhibit 10.6 to the Company's quarterly report on Form 10-QSB for the quarter ended December 31, 2002 (File No. 0-14210), filed February 14, 2003]

10.7 Amendment to Employment Agreement dated November 2, 2002 between the Company and Mr. McLaughlin

10.8 2003 Stock Incentive Plan [Incorporated by reference to Exhibit 99.2 to the Company's Registration Statement on Form S-8 (file No. 33-105770), filed June 2, 2003]

10.9 Investment Agreement between the Company and Dutchess Private Equities Fund, LP dated February 25, 2004.

10.10 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, LP dated February 25, 2004.

10.11 Placement Agent Agreement between the Company, Charleston Securities and Dutchess Private Equities Fund, LP dated February 25, 2004.

23.1  Consent  of  Rose,  Snyder  &  Jacobs

23.2*  Consent  of  Counsel  (included  in  Exhibit  5.1)

*  To  be  filed  by  amendment.

UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)     Include  any  prospectus  required by Section 10(a)(3) of the Securities
Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.




                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Los Angeles, California, on February 27, 2004.

                                   COMPUMED,  INC.

                          By:   /s/  John  G.  McLaughlin
                              ----------------------------
                              John  G.  McLaughlin,  President  and
                         Chief  Executive  Officer


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and in the dates stated:


SIGNATURE                      TITLE                           DATE
----------------------         --------------------------      -------------

                               President,  Chief  Executive
                               Officer  (principal
/s/  John G. McLaughlin         executive officer)             February 27, 2004
----------------------                                        -----------------
John  G.  McLaughlin



                               Controller  and  Secretary
                               (principal  financial
/s/  Phuong  Dang                accounting officer)           February 27, 2004
----------------------                                       -----------------
Phuong  Dang



/s/  Robert  Stuckelman          Chairman of the Board         February 27, 2004
----------------------                                       -----------------
Robert  Stuckelman



/s/  John  D. Minnick            Director                      February 27, 2004
----------------------                                       -----------------
John  D.  Minnick



/s/  John  Romm                  Director                      February 27, 2004
----------------------                                       -----------------
John  Romm



/s/  Stuart  Silverman           Director                      February 27, 2004
----------------------                                       -----------------
Stuart  Silverman